EXECUTION VERSIONExhibit 10.1

Published CUSIP Number: 03836VAE5

Revolving Facility CUSIP Number: 03836VAH8

CREDIT AGREEMENT

dated as of

December 14, 2022

among

ESSENTIAL UTILITIES, INC.,

the LENDERS Party Hereto

and

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent
__________________________

PNC CAPITAL MARKETS LLC,
CoBank, ACB,
BofA Securities, Inc.,
RBC Capital Markets,
and
The Huntington National Bank,
as Joint Lead Arrangers and Joint Bookrunners

CoBank, ACB,
Bank of America, N.A.,
Royal Bank of Canada,
and
The Huntington National Bank,
as Co-Syndication Agents

and

RBC Capital Markets,
as Sustainability Structuring Agent

2

3

4

CREDIT AGREEMENT dated as of December 14, 2022 (this “Agreement”), among ESSENTIAL UTILITIES, INC., a Pennsylvania corporation (the “Company”), the LENDERS party hereto and PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent.

WHEREAS, the Company is party to that certain Credit Agreement dated as of December 5, 2018, among the Company, the lenders party thereto and PNC Bank, National Association, as  administrative agent (as heretofore amended, supplemented or otherwise modified, the “Company Existing Credit Agreement”);

WHEREAS, the Company intends to pay in full all principal, interest, fees and other amounts outstanding or due in respect of the Company Existing Credit Agreement and to terminate all commitments to extend credit thereunder and cancel all letters of credit issued and outstanding thereunder (other than any such letter of credit designated hereunder as an Existing Letter of Credit or cash collateralized or backstopped in a manner satisfactory to the issuing bank in respect thereof) (the “Company Existing Credit Agreement Refinancing”); and

WHEREAS, the Company has requested that the Lenders and the Issuing Banks provide a revolving credit facility to the Company, and the Lenders have indicated their willingness to lend and the Issuing Banks have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I

Definitions

SECTION 1.01.Defined Terms.   As used in this Agreement (including the recitals hereto), the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means any acquisition, or series of related acquisitions (including pursuant to any amalgamation, merger or consolidation), of property (including Equity Interests in a Person), in each case other than in the ordinary course of business.

“Acquisition Indebtedness” means any Indebtedness of the Company or any Subsidiary that has been incurred for the purpose of financing, in whole or in part, an Acquisition and any related transactions (including for the purpose of refinancing or replacing all or a portion of any related bridge facilities or any pre-existing Indebtedness of the Persons or assets to be acquired); provided that either (a) the release of the proceeds thereof to the Company and the Subsidiaries is contingent upon the substantially simultaneous consummation of such Acquisition (and, if the definitive agreement for such Acquisition is terminated prior to the consummation of such Acquisition, or if such Acquisition is otherwise not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Indebtedness, then, in each case, such proceeds are, and pursuant to the terms of such definitive documentation are required to be, promptly applied to satisfy and discharge all obligations of the Company and the Subsidiaries in respect of such Indebtedness) or (b) such Indebtedness contains a “special mandatory redemption” provision (or a similar provision) if such Acquisition is not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Indebtedness (and, if the definitive agreement for such Acquisition is terminated prior to the consummation of such Acquisition or if such Acquisition is otherwise not consummated by the date so specified, such Indebtedness is, and pursuant to such “special mandatory redemption” (or similar) provision is required to be, redeemed or otherwise satisfied and discharged within 90 days of such termination or such specified date, as the case may be).

“Administrative Agent” means PNC, in its capacity as the administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls, is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Alternate Base Rate” means, for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Overnight Bank Funding Rate, plus 0.5%, (b) the Prime Rate, and (c) the Daily Simple SOFR, plus 1.00%, so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Alternate Base Rate as determined above would be less than 0.00%, then such rate shall be deemed to be 0.00%.  Any change in the Alternate Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.    Notwithstanding anything to the contrary contained herein, in the case of any event specified in Section 2.13 or Section 2.14, to the extent any such determination affects the calculation of the Alternate Base Rate, the definition hereof shall be calculated without reference to clause (c)  above until the circumstances giving rise to such event no longer exist.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§ 78dd-1, et seq. and all other laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.

“Applicable Percentage” means at any time, with respect to any Revolving Credit Lender, the percentage of the Revolving Credit Commitments represented by such Lender’s  Revolving Credit Commitment at such time.  If all the Revolving Credit Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Term SOFR Rate Loan, or with respect to the Commitment Fees,  as the case may be, the applicable rate per annum set forth below under the applicable caption “ABR Spread”,  “Term SOFR Rate Spread”,  or “Commitment Fee Rate”, as the case may be, based upon the Debt Ratings in effect on such date:

Pricing Category	Debt Ratings (S&P/Moody’s/ Fitch)	ABR Spread (percent per annum)	Term SOFR Rate Spread (percent per annum)	Commitment Fee Rate (percent per annum)
Category 1	Greater than or equal to A/A2/A	0.000%	0.875%	0.100%
Category 2	A-/A3/A-	0.000%	1.000%	0.125%
Category 3	BBB+/Baa1/BBB+	0.125%	1.125%	0.150%
Category 4	BBB/Baa2/BBB	0.250%	1.250%	0.200%
Category 5	BBB-/Baa3/BBB or lower or unrated	0.500%	1.500%	0.250%

For purposes of the foregoing, (a) if any of S&P, Moody’s or Fitch shall not have in effect a Debt Rating (other than by reason of any of the circumstances referred to in the last sentence of this paragraph), then (i) if only one Rating Agency shall not have in effect a Debt Rating, the Pricing Category shall be based on the Debt Ratings of the other two Rating Agencies, (ii) if two Rating Agencies shall not have in effect a Debt Rating, one of such Rating Agencies shall be deemed to have established a Debt Rating in Category 5 and the Pricing Category shall be based on such deemed Debt Rating and the remaining effective Debt Rating, and (iii) if no Rating Agency shall have in effect a Debt Rating, the Pricing Category shall be Category 5, (b) if Debt Ratings are in effect or deemed to have been established from only two Rating Agencies, and such Debt Ratings fall into different Categories, the Pricing Category shall be based on the higher of such Debt Ratings unless such Debt Ratings differ by two or more Categories, in which case the applicable Pricing Category shall be based on the Category one Category below the Pricing Category corresponding to the higher of such Debt Ratings and (c) if Debt Ratings are in effect from all three Rating Agencies and (i) all three Debt Ratings fall into different Categories, the applicable Pricing Category shall be based on the Category indicated by the Debt Rating that is neither the highest nor the lowest of the three Debt Ratings or (ii) two of the three Debt Ratings fall into one Category (the “Majority Category”) and the third Debt Rating falls into a different Category, the applicable Pricing Category shall be based on the Category indicated by the Majority Category.  Each change in the Pricing Category for any Debt Rating shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of any Rating Agency shall change, or if any Rating Agency shall cease to be in the business of rating corporate debt obligations, the

Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of a Debt Rating from such Rating Agency and, pending the effectiveness of any such amendment, for purposes of determining the applicable Pricing Category such Rating Agency shall be deemed to have in effect the Debt Rating from such Rating Agency most recently in effect prior to such change or cessation.

It is hereby understood and agreed that the Applicable Rate for Loans and the Applicable Rate for Commitment Fees shall be adjusted from time to time on an annual basis based upon the Sustainability Rate Adjustment (to be calculated and applied as set forth in Section 2.21); provided that in no event shall the Applicable Rate for Loans or Commitment Fees be less than 0%.  Notwithstanding anything to the contrary herein, until the delivery of the Sustainability Certificate delivered in respect of the Reference Year ending December 31,  2022 pursuant to Section 2.21, the Sustainability Rate Adjustment shall be zero and there shall be no Sustainability Rate Adjustment to the Applicable Rate for Loans or the Applicable Rate for Commitment Fees.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Assumption Agreement” has the meaning set forth in Section 6.02(a).

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Credit Commitments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, liquidator, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided,  however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark Replacement” has the meaning set forth in Section 2.13(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a  “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowing” means (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Term SOFR Rate Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Request” means a request by the Company for a Borrowing in accordance with Section 2.03, which shall be, in the case of any such written request, substantially in the form of Exhibit B or any other form approved by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed;  provided that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) any real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP;

and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.  For purposes of Section 6.01, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Cash Management Agreements” has the meaning set forth in Section 2.04(d).

“Change in Control” means any transaction or occurrence or series of transactions or occurrences that results at any time in (a) any Person or group of Persons (within the meaning of Sections 13(d) or 14(a) of the Exchange Act) having acquired, after the Effective Date, beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 50% or more of the Voting Stock of the Company or (b) during any period of 12 consecutive months, commencing before or after the Effective Date, individuals who on the first day of such period were directors of the Company (together with any replacement or additional directors who were nominated, approved or elected by a majority of directors then in office) ceasing to constitute a majority of the board of directors of the Company.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans or Swingline Loans (b) any Commitment, refers to whether such Commitment is a Revolving Credit Commitment or a Swingline Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means a  Revolving Credit Commitment or a Swingline Commitment.

“Commitment Fee” has the meaning set forth in Section 2.11(a).

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Company pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to Section 9.01, including through the Platform.

“Company” has the meaning set forth in the preamble to this Agreement, or any successor “Company” as permitted pursuant to the terms of this Agreement.

“Company Existing Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Company Existing Credit Agreement Refinancing” has the meaning set forth in the recitals to this Agreement.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C or any other form approved by the Administrative Agent in its reasonable discretion.

“Conforming Changes” means, with respect to the Term SOFR Rate or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

 “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Assets” means, at any date, the total assets of the Company and the Subsidiaries determined on a consolidated basis in accordance with GAAP, as reflected on the consolidated balance sheet of the Company included in the financial statements of the Company most recently delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first delivery of such financial statements, the most recent consolidated financial statements of the Company referred to in Section 3.04(a)).

“Consolidated Funded Debt” means, at any date, all Indebtedness of the Company and the Subsidiaries determined on a consolidated basis in accordance with GAAP as of such date consisting of, without duplication, (a) borrowed money Indebtedness, including Capital Lease Obligations, (b) reimbursement obligations in respect of letters of credit and the like and (c) Indebtedness in the nature of a Guarantee of Indebtedness of other Persons of the type described in clause (a) or (b) above, whether or not required to be reflected on a consolidated balance sheet of the Company in accordance with GAAP.

“Consolidated Net Income” means, for any period, net income (or loss) after income and other taxes computed on the basis of income of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, as reflected in the consolidated financial statements of the Company most recently delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first delivery of such financial statements, the most recent consolidated financial statements of the Company referred to in Section 3.04(a)).

“Consolidated Shareholders’ Equity” means, at any date, the net book value of the shareholders’ equity of the Company and the Subsidiaries determined on a consolidated basis in accordance with GAAP as of such date, as reflected on the consolidated balance sheet of the Company prepared in accordance with GAAP.

“Consolidated Tangible Assets” means, at any date, (a) total assets of the Company and the Subsidiaries determined on a consolidated basis in accordance with GAAP minus (b) goodwill and other intangible assets of the Company and the Subsidiaries, in each case, determined on a consolidated basis in accordance with GAAP, all as reflected in the consolidated financial statements of the Company most recently delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first delivery of such financial statements, the most recent consolidated financial statements of the Company referred to in Section 3.04(a)).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Exposure” means, with respect to any Lender at any time, the sum of the aggregate outstanding principal amount of such Lender’s  Revolving Credit Loans and its LC Exposure and Swingline Exposure at such time.

“Credit Party” means the Administrative Agent, each Issuing Bank, each Swingline Lender and each other Lender.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time.  If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor.  If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such

SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days.  If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Company, effective on the date of any such change.

“Debt Rating” means, with respect to any Rating Agency as of any date of determination, (a) the rating by such Rating Agency of the senior unsecured long-term Indebtedness of the Company that is not Guaranteed by any Person or subject to any other credit enhancement or (b) if, and only if, such Rating Agency shall not have in effect the rating referred to in clause (a), the Company’s  “corporate credit” (however denominated) rating assigned by such Rating Agency.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (not otherwise waived in accordance with the terms hereof) (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Company, the Administrative Agent, any Swingline Lender or any Issuing Bank in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Company, the Administrative Agent, any Swingline Lender or any Issuing Bank made in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such requesting Person’s, the Company’s and the Administrative Agent’s receipt of such certification in form and substance satisfactory to it, the Company and the Administrative Agent, or (d) has become, or a Lender Parent of which has become, the subject of a Bankruptcy Event or a Bail-In Action.

“Disposition” means any sale, transfer or other disposition, or series of related sales, transfers, or dispositions (including pursuant to any merger or consolidation), of property (including Equity Interests in a Person), in each case other than in the ordinary course of business.

“Documentation Agents” means the Persons identified as such on the cover page of this Agreement.

“dollars” or “$” refers to lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of any Person described in clause (a) above or (c) any entity established in an EEA Member Country that is a subsidiary of any Person described in clause (a) or (b) above and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EEOC” means the United States Equal Employment Opportunity Commission.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person, a Defaulting Lender, the Company or any Subsidiary or other Affiliate of the Company.

“Engagement Letter” means the Engagement Letter dated October 25, 2022, between the Company, PNC and PNC Capital Markets LLC.

“Environmental Laws” means all rules, regulations, codes, ordinances, judgments, orders, decrees, laws, injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority and relating to the protection of the environment, to preservation or reclamation of natural resources, to the Release, threatened Release or registration of any toxic or hazardous materials, substance or waste or to the extent related to exposure to toxic or hazardous materials, substances or wastes, health or safety matters.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties and indemnities), resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, transportation, storage, treatment or disposal of any Hazardous Material, (c) any exposure to any Hazardous Material, (d) the Release or threatened

Release of any Hazardous Material or (e) any contract or other legally binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (other than, prior to the date of conversion, Indebtedness that is convertible into any such Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or any Subsidiary, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA that are not past due, (f) the receipt by the Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate, or to appoint a trustee to administer, any Plan or Multiemployer Plan, (g) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (h) the receipt by the Company or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Company or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA, (i) any failure by the Company or its ERISA Affiliates to make any contribution or payment to any Plan or Multiemployer Plan, or any amendment to any Plan that has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, and (j) the occurrence of any “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code.

“Erroneous Payment” has the meaning set forth in Section 8.14(a).

“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 8.14(d).

“Erroneous Payment Impacted Class” has the meaning set forth in Section 8.14(d).

“Erroneous Payment Return Deficiency” has the meaning set forth in Section 8.14(d).

“Erroneous Payment Subrogation Rights” has the meaning set forth in Section 8.14(d).

“ESG Standards” means, as to KPI 1, the Greenhouse Gas Protocol and definitions and categorizations determined by the United States Environmental Protection Agency, and, as to KPI 2, the definitions and categorizations of race and ethnicity determined by the EEOC.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Events of Default” has the meaning set forth in Section 7.01.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Company under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Borrowings” has the meaning set forth in Section 2.22(e).

“Existing Letters of Credit” means any letter of credit issued or deemed issued under the Company Existing Credit Agreement for the account of the Company or any Subsidiary by any Person that is an Issuing Bank hereunder and that is outstanding on the Effective Date and listed on Schedule 2.05.

“Existing Letter of Credit Issuing Banks” means each Issuing Bank, in its capacity as the issuer of the Existing Letters of Credit.

“Existing Maturity Date” has the meaning set forth in Section 2.19(a).

“Extending Lenders” has the meaning set forth in Section 2.19(b).

“Extension Effective Date” has the meaning set forth in Section 2.19(b).

“Facilities” means the revolving credit facilities provided for herein, including the Revolving Credit Commitments, the Revolving Credit Loans, and the participations in Letters of Credit and Swingline Loans.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code or any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such intergovernmental agreement.

“Federal Funds Effective Rate” means for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1% announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Effective Federal Funds Rate for the last day on which such rate was announced.  Notwithstanding the foregoing, if the Effective Federal Funds Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Fee Letter” means the Fee Letter dated October 25,  2022 among the Company, PNC and PNC Capital Markets LLC.

“Financial Covenant” means the covenant set forth in Section 6.05.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal financial officer, principal accounting officer, vice president-treasury, treasurer or controller of such Person.

“Fitch” means Fitch Ratings, Inc., or any successor to its rating agency business.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means, subject to Section 1.04(a), generally accepted accounting principles in the United States of America, applied in accordance with the consistency requirements thereof.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision of any thereof, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the primary purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor the primary purpose of which is to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business and (ii) any obligations to repay Indebtedness or other obligations of another Person in connection with the consummation of an Acquisition or other investment related to such Person.  The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness or other obligation guaranteed by the guarantor (or, in the case of (A) any Guarantee the terms of which limit the monetary exposure of, or other recourse to, the guarantor or (B) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure (or maximum exposure associated with the exercise of such other recourse) as of such date of the guarantor under such Guarantee (as determined, in the case of clause (A), pursuant to such terms or, in the case of clause (B), reasonably and in good faith by a Financial Officer of the Company) and in all events not to exceed the principal amount outstanding on such date of the Indebtedness or other obligation for which the primary obligor is liable).

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and all other substances or wastes of any nature regulated pursuant to or for which liability may be imposed under any Environmental Law by reason of their harmful or deleterious nature or any similar basis.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that, for the avoidance of doubt, it is understood that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries or right of a Person to ‘put’ an asset to another Person that arises in connection with any Acquisition or Disposition shall be a Hedging Agreement.  The amount of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the amount (giving effect to any netting agreements and, except for purposes of Section 6.01, cash collateral arrangements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were early terminated at such time based on a mid-market quotation or is required to pay as a close-out amount if such Hedging Agreement has been terminated.

“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Company and the Administrative Agent, among the Company, the Administrative Agent and one or more Incremental Revolving Credit Lenders, establishing Incremental Revolving Credit Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.22.

“Incremental Facility Cap” means $250,000,000.

“Incremental Revolving Credit Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.22, to make Revolving Credit Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder.

“Incremental Revolving Credit Lender” means a Lender with an Incremental Revolving Credit Commitment.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers, employees or consultants and (iii) any purchase price adjustment or earnout), (e) all Capital Lease Obligations of such Person, (f) the maximum aggregate amount of all letters of credit and letters of guaranty in respect of which such Person is an account party, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Indebtedness of others to the extent secured by any Lien on property of such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, where the amount of such Indebtedness shall be deemed to be the lesser of (i) the fair market value of the property securing such Indebtedness and (ii) the maximum amount of such Indebtedness for which such Person is liable and (i) all Guarantees by such Person of Indebtedness of others; provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller and (iii) intercompany Indebtedness of the Company and the Subsidiaries.  The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Losses” has the meaning set forth in Section 9.03(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Initial Maturity Date” means the fifth anniversary of the Effective Date.

“Interest Election Request” means a request by the Company to convert or continue a Borrowing in accordance with Section 2.07, which shall be, in the case of any such written request, substantially in the form of Exhibit D or any other form approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan or any Swingline Loan, the first Business Day following the last day of each March, June, September and December, (b) with respect to any Term SOFR Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part (and, in the case of a Term SOFR Rate Borrowing with an Interest Period of more than three months’ duration, such day or days prior to the last day of such Interest Period as shall occur at intervals of three months’ duration after the first day of such Interest Period) and (c) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid.

“Interest Period” means, with respect to any Term SOFR Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (or such shorter or longer period as shall have been consented to by each Lender participating in such Borrowing), as the Company may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of any Interest Period of one month or longer, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period of one month or longer that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) the Company shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Maturity Date.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means (a) PNC, (b) each Existing Letter of Credit Issuing Bank (solely with respect to its Existing Letters of Credit) and (c) each Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(i) (in each case, other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(j)), each in its capacity as an issuer of Letters of Credit hereunder.  Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by an Affiliate of such Issuing Bank of the same or better creditworthiness (or other creditworthiness acceptable to the Company), in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.05 with respect to such Letters of Credit).

“KPI 1” means, for any Reference Year, the percentage reduction in Scope 1 and Scope 2 greenhouse gas emissions, relative to the KPI 1 Baseline.

“KPI 1 Applicable Rate Adjustment Amount” means, subject to the provisions of Section 2.21(b), with respect to any period between Sustainability Pricing Adjustment Dates: (a) positive 0.04%, if the KPI 1 for the applicable Reference Year as set forth in the Sustainability Certificate is less than the KPI 1 Threshold A for such Reference Year; (b) 0.000%, if the KPI 1 for the applicable Reference Year as set forth in the Sustainability Certificate is more than or equal to the KPI 1 Threshold A for such Reference Year but less than the KPI 1 Target A for such Reference Year; and (c) negative 0.04%, if the KPI 1 for the applicable Reference Year as set forth in the Sustainability Certificate is more than or equal to KPI 1 Target A for such Reference Year.

“KPI 1 Baseline” means Scope 1 and Scope 2 greenhouse gas emissions for the fiscal year ended December 31, 2019 of 621,030 MT CO2e.

“KPI 1 Commitment Fee Adjustment Amount”  means, subject to the provisions of Section 2.21(b), with respect to any period between Sustainability Pricing Adjustment Dates, as determined for the applicable Reference Year: (a) positive 0.008%, if the KPI 1 for the applicable Reference Year as set forth in the Sustainability Certificate is less than the KPI 1 Threshold A for such Reference Year; (b) 0.000%, if the KPI 1 for the applicable Reference Year as set forth in the Sustainability Certificate is more than or equal to the KPI 1 Threshold A for such Reference Year but less than the KPI 1 Target A for such Reference Year; and (c) negative 0.008%, if the KPI 1 for the applicable Reference Year as set forth in the Sustainability Certificate is more than or equal to KPI 1 Target A for such Reference Year.

“KPI 1 Target A” means, with respect to any Reference Year, the KPI 1 Target A for such Reference Year as set forth in the Sustainability Table.

“KPI 1 Threshold A” means, with respect to any Reference Year, the KPI 1 Threshold A for such Reference Year as set forth in the Sustainability Table.

“KPI 2” means, for any Reference Year, the number of full-time employees of color as a percentage of the Company’s full-time workforce, as determined in accordance with the definitions and categorizations of race and ethnicity determined by the EEOC.

“KPI 2 Applicable Rate Adjustment Amount” means, subject to the provisions of Section 2.21(b), with respect to any period between Sustainability Pricing Adjustment Dates, as determined for the applicable Reference Year: (a) positive 0.01%, if the KPI 2 for the applicable Reference Year as set forth in the Sustainability Certificate is less than the KPI 2 Target B for such Reference Year; and (b) negative 0.01%, if the KPI 2 for the applicable Reference Year as set forth in the Sustainability Certificate is more than or equal to KPI 2 Target B for such Reference Year.

“KPI 2 Baseline” means full-time employees of color as a percentage of the Company’s full-time workforce for the fiscal year ended December 31, 2021 of 15.0%.

“KPI 2 Commitment Fee Adjustment Amount” means, subject to the provisions of Section 2.21(b), with respect to any period between Sustainability Pricing Adjustment Dates, as determined for the applicable Reference Year: (a) positive 0.002%, if the KPI 2 for the applicable Reference Year as set forth in the Sustainability Certificate is less than the KPI 2 Target B for such Reference Year; and (b) negative 0.002%, if the KPI 2 for the applicable Reference Year as set forth in the Sustainability Certificate is more than or equal to KPI 2 Target B for such Reference Year.

“KPI 2 Target B” means, with respect to any Reference Year, the KPI 2 Target B for such Reference Year as set forth in the Sustainability Table.

 “KPI Metric” means each of the KPI 1 and the KPI 2.

“LC Commitment” means, with respect to each Issuing Bank, the maximum permitted amount of the LC Exposure that may be attributable to Letters of Credit issued by such Issuing Bank.  The initial amount of the LC Commitment (a) for PNC is $100,000,000, and (b) for any Issuing Bank that becomes such pursuant to Section 2.05(i), shall be as set forth in the written agreement referred to in such Section pursuant to which such Issuing Bank has been designated as such, and if any Issuing Bank shall have agreed with the Company to modify the amount of its LC Commitment, the amount of such Issuing Bank’s LC Commitment shall, effective upon the date the Administrative Agent shall have received written notice of such modification, be the modified amount agreed to in writing by such Issuing Bank as its LC Commitment hereunder; provided that the total LC Commitments shall not exceed the LC Sublimit.

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate amount of all Letters of Credit that remains available for drawing at such time and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time.  The LC Exposure of any Revolving Credit Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.20(c) of the LC Exposure of Defaulting Lenders in effect at such time.

“LC Participation Fee” has the meaning set forth in Section 2.11(c).

“LC Sublimit” means $100,000,000.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on Schedule 2.01, any Incremental Revolving Credit Lender that shall have become a party hereto pursuant to an Incremental Facility Agreement, and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes each Swingline Lender.

“Letter of Credit” means each Existing Letter of Credit and any letter of credit issued pursuant to this Agreement, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance on, in or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Documents” means this Agreement, any Incremental Facility Agreement, any Assumption Agreement and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(c) and any written agreements entered into pursuant to Section 2.04(e) or 2.05(i).

“Loans” means the loans made by the Lenders to the Company pursuant to this Agreement, including Swingline Loans.

“Majority in Interest” means, at any time, in the case of the Revolving Credit Lenders, Lenders having Credit Exposures and unused Revolving Credit Commitments representing more than 50% of the sum of the Total Revolving Credit Exposure and the unused Revolving Credit Commitments at such time.

“Material Acquisition” means any Acquisition by the Company or any Subsidiary involving payment of consideration of $150,000,000 or more.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities, operations or financial condition of the Company and the Subsidiaries, taken as a whole, (b) the ability of the Company to perform its payment obligations under the Loan Documents or (c) the rights and remedies available to the Lenders under the Loan Documents.

“Material Disposition” means any Disposition by the Company or any Subsidiary involving receipt of consideration of $150,000,000 or more.

“Material Indebtedness” means an issuance of Indebtedness (other than the Obligations under the Loan Documents), or the net obligations in respect of Hedging Agreements, of any one or more of the Company, any Restricted Subsidiary or any Significant Subsidiary, in an aggregate outstanding principal amount of $100,000,000 or more.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company, any Restricted Subsidiary or any Significant Subsidiary in respect of Hedging Agreements shall be the amount of obligations determined according to the last sentence of the definition of the term “Hedging Agreements”.

“Material Transaction” means any Material Acquisition, Material Disposition, incurrence or repayment of a material amount of Indebtedness by the Company and its Subsidiaries, any receipt of material cash proceeds from an equity issuance by the Company and its Subsidiaries, designation a material Restricted Subsidiary as an Unrestricted Subsidiary and any redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary.

“Maturity Date” means the Initial Maturity Date, as such date may be extended pursuant to Section 2.19 to the corresponding day in each year thereafter; provided that with respect to any Non-Extending Lender, the Maturity Date shall not be so extended; and provided further that if such date is not a Business Day, the “Maturity Date” shall be the Business Day immediately preceding such date.

“Maturity Date Extension” has the meaning set forth in Section 2.19(a).

“Maximum Rate” has the meaning set forth in Section 9.13.

“MNPI” means material information concerning the Company, any Subsidiary or any Affiliate of any of the foregoing, or any of their securities, that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Exchange Act.  For purposes of this definition, “material information” means information concerning the Company, any Subsidiary or other Affiliate of the Company, any Subsidiary or any Affiliate of any of the foregoing, or any of their securities, that could reasonably be expected to be material for purposes of the United States Federal and state securities laws.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to its rating agency business.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.

“Non-Extending Lenders” has the meaning set forth in Section 2.19(b).

“Obligations” means (a) the due and punctual payment by the Company of the principal of and premium, if any, and interest (including interest accruing, at the rate specified herein, during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on all Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) the due and punctual payment by the Company of each payment required to be made by the Company under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of LC Disbursements, interest thereon (including interest accruing, at the rate specified herein, during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, (c) any Erroneous Payment Subrogation Rights, and (d) the due and punctual payment or performance by the Company of all other monetary obligations under this Agreement or any other Loan Document, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations accruing, at the rate specified herein or therein, or incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“OFAC” means the United States Treasury Department Office of Foreign Assets Control.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).

“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the Federal Reserve Bank of New York (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Company.

“Participant Register” has the meaning set forth in Section 9.04(c)(ii).

“Participants” has the meaning set forth in Section 9.04(c)(i).

“Payment in Full” means that (a) the Commitments shall have expired or been terminated, (b) the principal of and interest on each Loan and all fees, LC Disbursements and other amounts payable hereunder (other than contingent obligations not then due) shall have been paid in full and all Letters of Credit shall have expired or been terminated (or shall have ceased to be “Letters of Credit” outstanding hereunder pursuant to Section 9.05).

“Payment or Bankruptcy Event of Default” means an Event of Default under paragraph (a), (b), (h) or (i) of Section 7.01.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Liens” means:

(a)Liens imposed by law for Taxes that are not yet overdue for a period of more than 30 days or are being contested in compliance with Section 5.04;

(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), securing obligations that are not overdue by more than 90 days or are being contested in good faith by appropriate proceedings;

(c)pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code) and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d)pledges and deposits made (i) to secure the performance of bids, trade contracts (other than for payment of Indebtedness), leases (other than Capital Lease Obligations), statutory obligations (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(e)judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01;

(f)easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company and the Subsidiaries, taken as a whole;

(g)banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with securities intermediaries; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Company or any Subsidiary in excess of those required by applicable banking regulations;

(h)Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Company in the ordinary course of business;

(i)Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (other than Capital Lease Obligations), license or sublicense or concession agreement permitted by this Agreement;

(j)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(k)Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(l)deposits of cash with the owner or lessor of premises leased and operated by the Company or any Subsidiary to secure the performance of its obligations under the lease for such premises, in each case in the ordinary course of business;

(m)Liens on cash and cash equivalents deposited with a trustee or a similar Person to defease or to satisfy and discharge any Indebtedness, provided that such defeasance or satisfaction and discharge is permitted hereunder;

(n)Liens that are contractual rights of set-off; and

(o)Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company in the ordinary course of business.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning set forth in Section 9.01(d).

“PNC” means PNC Bank, National Association.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by PNC as its prime rate in effect at its principal office in Pittsburgh, Pennsylvania, which rate may not necessarily be the lowest or most favorable rate then being charged to commercial borrowers by PNC.  Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Private Side Lender Representatives” means, with respect to any Lender or Issuing Bank, representatives of such Lender or Issuing Bank that are not Public Side Lender Representatives.

“Pro Forma Basis” and “Pro Forma Effect” mean, as to any Person, for any Material Transaction that occurs subsequent to the commencement of a period for which the effect of such Material Transaction is being calculated, such calculation as will give pro forma effect to such Material Transaction as if such Material Transaction had occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such Material Transaction for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first delivery of such financial statements, ending with the last fiscal quarter included in the most recent financial statements referred to in Section 3.04(a)), including that (a) in making any determination of Consolidated Assets, Consolidated Net Income or Consolidated Tangible Assets or any other financial ratio or test, effect shall be given to any Material Transaction and (b) in making any determination on a Pro Forma Basis or of Pro Forma Effect, interest expense of such Person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in clause (a) above, bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods (taking into account any Hedging Agreement applicable to such Indebtedness as reasonably determined by the Company).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Side Lender Representatives” means, with respect to any Lender or Issuing Bank, representatives of such Lender or Issuing Bank that do not wish to receive MNPI.

“Rating Agencies” means S&P, Moody’s and Fitch.

“Recipient” means the Administrative Agent, any Swingline Lender, any Issuing Bank, any other Lender or any combination thereof (as the context requires).

“Reference Year” means, with respect to any Sustainability Certificate, the fiscal  year ending immediately prior to the date of such Sustainability Certificate.

“Register” has the meaning set forth in Section 9.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within any building, structure, facility or fixture.

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, a Financial Officer or the chief executive officer, president, chief administrative officer, senior vice president, general counsel or another executive officer of such Person.

“Restricted Subsidiary” means (a) each Subsidiary listed as a Restricted Subsidiary on Schedule 3.14 and (b) any other Subsidiary that has not been designated as an Unrestricted Subsidiary (or if previously so designated, has been redesignated as a Restricted Subsidiary) pursuant to Section 5.10.

“Resulting Borrowings” has the meaning set forth in Section 2.22(e).

“Revolver Facility Arrangers” means PNC Capital Markets LLC, CoBank, ACB, BOFA Securities, Inc., RBC Capital Markets and The Huntington National Bank, in their capacities as the joint lead arrangers and joint bookrunners for the Facilities.

“Revolving Credit Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.22 or (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Revolving Credit Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Lender shall have assumed or provided its Revolving Credit Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Credit Commitments on the Effective Date is $1,000,000,000.

“Revolving Credit Lender” means a Lender with a Revolving Credit Commitment or Credit Exposure.

“Revolving Credit Loan” means a Loan made pursuant to Section 2.01.

“S&P” means S&P Global Ratings Services, a division of S&P Global, Inc., or any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country, region or territory that is itself or whose government is the subject or target of any Sanctions (at the date of this Agreement,

Crimea, Cuba, Iran, North Korea, Syria,   the separatist-controlled portions of the Donetsk and Luhansk regions of Ukraine and the  non-government controlled areas of Zaporizhzhia and Kherson of Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any Person or Persons described in the preceding clauses (a) and (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” means the most recent annual, quarterly or periodic reports publicly filed by the Company with the SEC prior to the Effective Date (excluding any portion thereof under the headings “Risk Factors” and “Cautionary Statements Regarding Forward-Looking Information” and any similar forward-looking statements).

“Securities Act” means the United States Securities Act of 1933.

“Significant Subsidiary” means, at any time, any Subsidiary that, together with such Subsidiary’s subsidiaries, determined on a consolidated basis in accordance with GAAP, accounts for more than 10% of (a) the Consolidated Assets as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first delivery of such financial statements, ending with the last quarter included in the most recent financial statements referred to in Section 3.04(a)), (b) the Consolidated Net Income for the most recent four fiscal quarters ending with the most recent fiscal quarter referenced in clause (a) above or (c) the gross revenues of the Company and the Subsidiaries determined on a consolidated basis in accordance with GAAP for the most recent four fiscal quarters ending with the most recent fiscal quarter referenced in clause (a) above.

“Signing Date” means December 14, 2022.

“SOFR”  means, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Adjustment” means ten (10) basis points (0.10%).

“SOFR Floor” means a rate of interest per annum equal to zero basis points (0%).

“SOFR Reserve Percentage” shall mean, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.

“subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other Person (i) of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Sustainability Certificate” means a certificate substantially in the form of Exhibit H, executed by the chief executive officer, chief operating officer, chief financial officer, chief sustainability officer, chief environmental officer, treasurer, assistant treasurer, controller or senior vice president of finance, or any vice president of the Company (a) setting forth the Sustainability Rate Adjustment and the Sustainability Commitment Fee Adjustment and calculations in reasonable detail of the KPI Metrics, in each case, for the Reference Year covered thereby, and (b) attaching a true and complete report of the Sustainability Metric Auditor (i) measuring, verifying, calculating and certifying each KPI Metric for the applicable Reference Year and (ii) confirming that the Sustainability Metric Auditor is not aware of any modifications that should be made to such computations in order for them to be presented in all material respects in conformity with the ESG Standards.

“Sustainability Certificate Inaccuracy” has the meaning specified in Section 2.21(d).

“Sustainability Commitment Fee Adjustment” means, with respect to any Sustainability Certificate for any period between Sustainability Pricing Adjustment Dates, an amount (whether positive, negative or zero), expressed as a percentage, equal to the sum of (a) the KPI 1 Commitment Fee Adjustment Amount (whether positive, negative or zero), plus (b) the KPI 2 Commitment Fee Adjustment Amount (whether positive, negative or zero), in each case for such period.

“Sustainability Metric Auditor”  means any sustainability metric auditor designated from time to time by the Company; provided that any such Sustainability Metric Auditor (a) shall be a qualified external reviewer (other than an Affiliate of the Company), with relevant expertise, such as an auditor, environmental consultant and/or independent ratings agency of recognized national standing, and (b) shall apply auditing standards and methodology that are the same as or substantially consistent with the auditing standards and methodology used in the Company’s Sustainability Certificate for the 2022 Reference Year, except for any changes to such standards and/or methodology that (x) are consistent with then generally accepted industry standards or (y) if not so consistent, are proposed by the Company and approved by the Administrative Agent and the Required Lenders (in consultation with the Sustainability Structuring Agent).

“Sustainability Pricing Adjustment Date” has the meaning specified in Section 2.21(a).

“Sustainability Modification Event” has the meaning specified in Section 2.21(e).

“Sustainability Rate Adjustment” with respect to any Sustainability Certificate for any period between Sustainability Pricing Adjustment Dates, an amount (whether positive, negative or zero), expressed as a percentage, equal to the sum of (a) the KPI 1 Applicable Rate Adjustment Amount (whether positive, negative or zero), plus (b) the KPI 2 Applicable Rate Adjustment Amount (whether positive, negative or zero), in each case for such period.

“Sustainability-Related Information” has the meaning specified in Section 3.17.

“Sustainability Structuring Agent” means the Person identified as such on the cover page of this Agreement.

“Sustainability Table” means the Sustainability Table set forth on Schedule 2.21.

“Swingline Borrowing Request” means a request by the Company for a Swingline Loan in accordance with Section 2.04, which shall be, in the case of any such written request, substantially in the form of Exhibit E or any other form approved by the applicable Swingline Lender and the Administrative Agent.

“Swingline Commitment” means, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans hereunder.  The initial amount of the Swingline Commitment (a) for PNC is $100,000,000, and (b) for any Swingline Lender that becomes such pursuant to Section 2.04(e), shall be as set forth in the written agreement referred to in such Section pursuant to which such Swingline Lender has been designated as such, and if any Swingline Lender shall have agreed with the Company to modify the amount of its Swingline Commitment, the amount of such Swingline Lender’s Swingline Commitment shall, effective upon the date the Administrative Agent shall have received written notice of such modification, be the modified amount agreed to in writing by such Swingline Lender as its Swingline Commitment hereunder; provided that the total Swingline Commitments shall not exceed the Swingline Sublimit.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Revolving Credit Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time, adjusted to give effect to any reallocation under Section 2.20(c) of the Swingline Exposures of Defaulting Lenders in effect at such time.

“Swingline Lender” means (a) PNC and (b) any other Lender or Affiliate of a Lender that shall have become a Swingline Lender hereunder as provided in Section 2.04(e) (in each case, other than any Person that shall have ceased to be a Swingline Lender as provided in Section 2.04(f)), in each case, in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Swingline Sublimit” means $100,000,000.

“Syndication Agent” means the Person identified as such on the cover page of this Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Rate” shall mean, with respect to any amount to which the Term SOFR Rate Option applies, for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage.  If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date.  If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor.  The Term SOFR Rate shall be adjusted automatically without notice to the Company on and as of (i) the first day of each Interest Period, and (ii) the effective date of any change in the SOFR Reserve Percentage.

“Term SOFR Rate Borrowing” means a Borrowing that bears interest based on the Term SOFR Rate.

“Term SOFR Rate Loan” means a Loan that bears interest based on the Term SOFR Rate.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Total Revolving Credit Commitments” means the sum of the Revolving Credit Commitments of all Lenders.  The Total Revolving Credit Commitments on the Effective Date are $1,000,000,000.

“Total Revolving Credit Exposure” means, at any time, the sum of the aggregate outstanding principal amount of all Revolving Credit Loans and the aggregate LC Exposure and Swingline Exposure at such time.

“Transactions” means the execution, delivery and performance by the Company of the Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR Rate or the Alternate Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unrestricted Subsidiary” means any Subsidiary which is so designated by the Company pursuant to Section 5.10.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.16(f)(ii)(B)(3).

“Voting Stock” means, with respect to any Person, outstanding shares of capital stock or other Equity Interests of any class of such Person entitled to vote in the election of directors, or otherwise to participate in the direction of the management and policies, of such Person, excluding shares or other Equity Interests entitled so to vote or participate only upon the happening of some contingency.

“wholly owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly owned subsidiary of such Person or any combination thereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such term is defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.Classification of Loans and Borrowings.   For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Credit Loan” or “Revolving Credit Borrowing”) or by Type (e.g., a “Term SOFR Rate Loan” or “Term SOFR Rate Borrowing”) or by Class and Type (e.g., a “Revolving Credit Term SOFR Rate Loan” or “Revolving Credit Term SOFR Rate Borrowing”).

SECTION 1.03.Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”,  “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, and all references to “knowledge” or “awareness” of the Company or any Subsidiary means the actual knowledge of a Responsible Officer of the Company.  The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities.  Except as otherwise provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified, and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”,  “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04.Accounting Terms; GAAP; Pro Forma Calculations.

(a)Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that (i) if the Company, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent or the Required Lenders, by notice to the Company, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed (other than for purposes of Sections 3.04,  5.01(a) and 5.01(b)), and all computations of amounts and ratios referred to herein shall be made, (A) without giving effect to (x) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations) to value any Indebtedness at “fair value”, as defined therein, or (y) any other accounting principle that results in any Indebtedness being reflected on a balance sheet at an amount less than the stated principal amount thereof, (B) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, and (C) without giving effect to any change in accounting for leases resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent any lease (or similar arrangement conveying the right to use) would be required to be treated as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2016.

(b)The parties hereto acknowledge and agree that calculations of Consolidated Assets, Consolidated Net Income or Consolidated Tangible Assets or any other financial ratio or test shall be calculated on a Pro Forma Basis; provided that notwithstanding the foregoing, for purposes of determining compliance with the Financial Covenant, no Material Transaction that occurs subsequent to the last day of the applicable fiscal quarter for which compliance with the Financial Covenant is being determined shall be included on a Pro Forma Basis or be given Pro

Forma Effect in making such determination.  In making any determination on a Pro Forma Basis or of Pro Forma Effect, calculations shall be made in good faith by a Financial Officer of the Company.

SECTION 1.05.Benchmark Replacement Setting. Section 2.13 of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Rate is no longer available or in certain other circumstances.  The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate or with respect to any alternative or successor rate thereto, or replacement rate therefor.

SECTION 1.06.Negative Covenant Compliance.  For purposes of determining whether the Company complies with any exception to Article VI (other than the Financial Covenant), it is understood that (a) compliance shall be measured at the time when the relevant event is undertaken, and, for the avoidance of doubt, any financial ratios and metrics therein are intended to be “incurrence” tests and not “maintenance” tests and (b) correspondingly, no change in any financial ratio or metric occurring after the date such compliance is measured shall result in any previously permitted transaction ceasing to be permitted hereunder.  For the avoidance of doubt, with respect to determining whether the Company and the Subsidiaries comply with any covenant in Article VI (other than the Financial Covenant), to the extent that any obligation, transaction or action could be attributable to more than one exception to any such covenant, the Company may categorize or re-categorize all or any portion of such obligation, transaction or action to any one or more exceptions to such covenant that permit such obligation, transaction or action.

SECTION 1.07.Timing of Payment or Performance.  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as specifically provided in the definition of the term “Interest Period”) or performance shall extend to the immediately succeeding Business Day (it being understood that the foregoing shall cause any grace period associated with any such payment obligation or performance of any covenant, duty or obligation to extend to the immediately succeeding Business Day as well) and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

SECTION 1.08.Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number.

SECTION 1.09.Certifications. All certifications to be made hereunder by a Responsible Officer shall be made by such Person in his or her capacity solely as an officer or a representative of the Company, on the Company’s behalf and not in such Person’s individual capacity.

Article II

The Credits

SECTION 2.01.Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Credit Loans to the Company from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Revolving Credit Loans pursuant to Section 2.10) in (i) any Lender’s Credit Exposure exceeding such Lender’s  Revolving Credit Commitment or (ii) the Total Revolving Credit Exposure exceeding the Total Revolving Credit Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Revolving Credit Loans.

SECTION 2.02.Loans and Borrowings.

(a)Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.  Each Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)Subject to Section 2.13, each Borrowing (other than a Swingline Loan) shall be comprised entirely of ABR Loans or Term SOFR Rate Loans as the Company may request in accordance herewith, and shall be denominated in dollars.  Each Swingline Loan shall be denominated in dollars.  Each Lender at its option may make any Term SOFR Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement.

(c)At the commencement of each Interest Period for any Term SOFR Rate Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that a Term SOFR Rate Borrowing that results from a continuation of an outstanding Term SOFR Rate Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing.  At the time that each ABR Borrowing (other than a Swingline Loan) is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $50,000 and not less than $250,000; provided that an ABR Borrowing (i) of any Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class or (ii) of Revolving Credit Loans may be in an aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f).  Each Swingline Loan shall be in an aggregate amount that is an integral multiple of $50,000 and not less than $100,000; provided that a Swingline Loan may be in an aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f).  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 (or such greater number as may be agreed by the Administrative Agent) Term SOFR Rate Borrowings outstanding.

(d)Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request, or to elect to convert to or continue, any Term SOFR Rate Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.

SECTION 2.03.Requests for Borrowings.  To request a Borrowing (other than a Swingline Loan), the Company shall notify the Administrative Agent of such request by telephone or in writing (a) in the case of a Term SOFR Rate Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the day of the proposed Borrowing.  Each such telephonic and written Borrowing Request shall be irrevocable and shall be made (or, if telephonic, confirmed promptly) by hand delivery or fax to the Administrative Agent of an executed written Borrowing Request.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)the aggregate amount of such Borrowing;

(ii)the date of such Borrowing, which shall be a Business Day;

(iii)in the case of a Revolving Credit Borrowing, whether such Borrowing is to be an ABR Borrowing or a Term SOFR Rate Borrowing;

(iv)in the case of a Revolving Credit Borrowing that is to be a Term SOFR Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)the location and number of the account of the Company to which funds are to be disbursed or, in the case of any ABR Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Term SOFR Rate Borrowing, then the Company shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.Swingline Loans.

(a)Subject to the terms and conditions set forth herein, each Swingline Lender may, in its sole discretion, make Swingline Loans to the Company from time to time during the Availability Period, provided that, after giving effect thereto, (i) the aggregate principal amount of the Swingline Loans of any Swingline Lender will not exceed its Swingline Commitment, (ii) the Swingline Exposure will not exceed the Swingline Sublimit, (iii) no Lender’s Credit Exposure will exceed its Revolving Credit Commitment, (iv) the Total Revolving Credit Exposure will not exceed the Total Revolving Credit Commitments and (v) in the event the Maturity Date shall have been extended as provided in Section 2.19, the sum of the Swingline Exposure attributable to

Swingline Loans maturing after any Existing Maturity Date and the LC Exposure attributable to Letters of Credit expiring after such Existing Maturity Date will not exceed the sum of the Revolving Credit Commitments that shall have been extended to a date after the latest maturity date of such Swingline Loans and the latest expiration date of such Letters of Credit.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.  For the avoidance of doubt, any reference in this Agreement to a Swingline Lender’s  “Swingline Commitment”, the obligation of any Swingline Lender to make a Swingline Loan being subject to the satisfaction of certain conditions or to a Swingline Lender not being required to fund any Swingline Loan absent the occurrence of certain events (or words of similar import) shall not be deemed to create any obligation of any Swingline Lender to make or fund any Swingline Loan other than in its sole discretion.

(b)To request a Swingline Loan from any Swingline Lender, the Company shall notify the Administrative Agent and such Swingline Lender of such request by telephone or in writing not later than 1:00 p.m., New York City time, on the day of the proposed Swingline Loan.  Each such telephonic and written Swingline Borrowing Request shall be irrevocable and shall be made (or, if telephonic, confirmed promptly) by hand delivery or fax to the Administrative Agent and the applicable Swingline Lender of an executed written Swingline Borrowing Request.  Each such telephonic and written Swingline Borrowing Request shall specify the Swingline Lender that is requested to provide the requested Swingline Loan, the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan to be made by such Swingline Lender and the location and number of the account of the Company to which funds are to be disbursed or, in the case of any Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that has made such LC Disbursement.  Promptly following the receipt of a Swingline Borrowing Request in accordance with this Section, the Administrative Agent shall advise the applicable Swingline Lender of the details thereof.  If a Swingline Lender shall have determined, in its sole discretion, to make the Swingline Loan so requested of it, then such Swingline Lender shall make such Swingline Loan available to the Company by means of a wire transfer to the account specified in such Swingline Borrowing Request or to the applicable Issuing Bank, as the case may be, by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)Any Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans made by such Swingline Lender.  Such notice shall specify the aggregate amount of the Swingline Loans made by such Swingline Lender in which the Revolving Credit Lenders will be required to participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice such Revolving Credit Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay, promptly upon receipt of notice as provided above, to the Administrative Agent, for the account of the applicable Swingline Lender, such Revolving Credit Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Revolving Credit Lender acknowledges and agrees that, in making any Swingline Loan, each Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Company deemed made pursuant to Section 4.02; unless, at least two Business Days prior to the time such Swingline Loan is made, the Required Lenders shall have notified the applicable Swingline Lender (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Swingline Loan were then made (it being understood and agreed that, in the event any Swingline Lender shall have received any such notice, no Swingline Lender shall have any obligation to make any Swingline Loan until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).  Each Revolving Credit Lender further acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Credit Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Swingline Lender the amounts so received by it from the Revolving Credit Lenders.  The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender.  Any amounts received by any Swingline Lender from the Company (or other Persons on behalf of the Company) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not constitute a Loan and shall not relieve the Company of its obligations to repay such Swingline Loan.

(d)In addition to making Swingline Loans pursuant to the foregoing provisions of this Section 2.04, without the requirement for a specific request from the Company pursuant to Section 2.04(b), a Swingline Lender may make Swingline Loans to the Company in accordance with the provisions of any agreements between the Company and such Swingline Lender relating to the Company’s deposit, sweep and other accounts at such Swingline Lender and related arrangements and agreements regarding the management and investment of the Company’s cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Company’s accounts which are subject to the provisions of the applicable Cash Management Agreements.  Swingline Loans made pursuant to this Section 2.04(d) in accordance with the provisions of the applicable Cash Management Agreements shall (i) be subject to the limitations as to maximum amount set forth in Section 2.04(a), (ii) not be subject to the limitations as to minimum amount and integral multiples set forth in Section 2.02(c), (iii) be payable by the Company, both as to principal and interest, at the times set forth in the applicable Cash Management Agreements (but in no event later than the Maturity Date), (iv) not be made at any time if the Required Lenders shall have notified the applicable

Swingline Lender (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Swingline Loan were then made (it being understood and agreed that, in the event any Swingline Lender shall have received any such notice, no Swingline Lender shall have any obligation to make any Swingline Loan until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist), (v) if not repaid by the Company in accordance with the provisions of the applicable Cash Management Agreements, be subject to each Revolving Credit Lender’s obligation to purchase participating interests therein pursuant to Section 2.04(c), and (vi) except as provided in the foregoing clauses (i) through (v), be subject to all of the terms and conditions of this Section 2.04.  Each Swingline Lender shall report in writing to the Administrative Agent on the Business Day following the date any Swingline Loan is made pursuant to this Section 2.04(d), the date and principal amount of such Swingline Loan, the interest rate applicable thereto and such other information as the Administrative Agent shall reasonably request as to such Swingline Loan.

(e)From time to time, the Company may by notice to the Administrative Agent and the Lenders designate as additional or replacement Swingline Lenders one or more Lenders or Affiliates of a Lender or Lenders that agree to serve in such capacity as provided below.  The acceptance by a Lender or such Affiliate of any appointment as a Swingline Lender hereunder shall be evidenced by a written agreement among the Company, the Administrative Agent, such accepting Lender or Affiliate and, in the case of the replacement of any Swingline Lender (except in the case of a resignation by the replaced Swingline Lender pursuant to Section 2.04(f)), the replaced Swingline Lender, which agreement shall set forth the Swingline Commitment of such Lender or Affiliate, and, from and after the effective date of such agreement, (i) such Lender or Affiliate shall have all the rights and obligations of a Swingline Lender under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Swingline Lender” shall be deemed to include such Lender or Affiliate in its capacity as a Swingline Lender.  At the time any replacement of a Swingline Lender shall become effective, the Company shall prepay any outstanding Swingline Loans of the replaced Swingline Lender and pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.12(c).  After the replacement of any Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not make additional Swingline Loans.

(f)Subject to the appointment and acceptance of a successor Swingline Lender in accordance with Section 2.04(e), any Swingline Lender may resign as Swingline Lender at any time upon 30 days’ prior written notice to the Administrative Agent, the Company and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.04(e).

SECTION 2.05.Letters of Credit.

(a)General.  Subject to the terms and conditions set forth herein, the Company may request any Issuing Bank to issue Letters of Credit (or to amend, renew or extend outstanding Letters of Credit) denominated in dollars, for its own account or, so long as the Company is a joint and several co-applicant with respect thereto, for the account of any Subsidiary, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period (but in any event not after the latest expiration date specified in Section 2.05(c)).  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  The Company unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of any Subsidiary as provided in the first sentence of this paragraph or any Existing Letter of Credit issued for the account of any Subsidiary, the Company will be fully responsible for the reimbursement of LC Disbursements, the payment of interest thereon and the payment of fees due under Section 2.11(c) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Company hereby irrevocably waiving, to the extent permitted by applicable law, any defenses that might otherwise be available to it as a guarantor of the obligations of any Subsidiary that shall be an account party in respect of any such Letter of Credit).  This Section 2.05 shall not be construed to impose an obligation upon any Issuing Bank to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular.  The issuance of Letters of Credit by any Issuing Bank shall be subject to the customary procedures of such Issuing Bank.  No Issuing Bank shall be required to issue (but if requested as set forth above, may issue) trade or commercial Letters of Credit.

(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit (other than an automatic renewal or extension permitted pursuant to Section 2.05(c))), the Company shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent at least five Business Days (or such shorter period as may be agreed by such Issuing Bank) in advance of the requested date of issuance, amendment, renewal or extension a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.05(c)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend, renew or extend such Letter of Credit.  If requested by the applicable Issuing Bank, the Company also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with such request.  A Letter of Credit shall be issued, amended to increase the amount thereof, renewed or extended only if (and upon each issuance, amendment, renewal or extension of any Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect thereto, (i) the LC Exposure attributable to Letters of Credit issued by any Issuing Bank will not exceed the LC Commitment of such Issuing Bank, (ii) the LC Exposure will not exceed the LC Sublimit, (iii) no Lender’s Credit Exposure will exceed its Revolving Credit Commitment, (iv) the Total Revolving Credit Exposure will not exceed the Total Revolving Credit Commitments and (v) in the event the Maturity Date shall have been extended as provided in Section 2.19, the sum of the LC Exposure attributable to Letters of Credit expiring after any Existing Maturity Date and the Swingline Exposure attributable to Swingline Loans maturing after such Existing Maturity Date will not exceed the sum of the Revolving Credit Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Swingline Loans.

(c)Expiration Date.  Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension), provided that a Letter of Credit may, upon the request of the Company, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of one year or less (subject to clause (ii) below) unless the applicable Issuing Bank notifies the Company and the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed, and (ii) (A) the date that is five Business Days prior to the Maturity Date or (B) such later date as the Issuing Bank that issues such Letter of Credit may agree to the extent that on the date of the issuance, renewal, amendment or extension of such Letter of Credit, as applicable, such Letter of Credit is cash collateralized in a manner (and in an amount not less than 103% of the face amount of such Letter of Credit) acceptable to such Issuing Bank in its sole discretion; provided that in the event that an Issuing Bank consents to an expiration date for any Letter of Credit that is after the date referred to in clause (ii)(A) above, the Lenders shall cease to have risk participations therein on the date that is five Business Days prior to the Maturity Date (except to the extent of any LC Disbursement made on or prior to such date or, solely in the event any rule of law or uniform practices to which such Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof, after such date).

(d)Participations.  Subject to the last proviso in Section 2.05(c), by the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Credit Lenders, the Issuing Bank that is the issuer thereof hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Company on the date due as provided in Section 2.05(f), or of any reimbursement payment required to be refunded to the Company for any reason.  Each Revolving Credit Lender acknowledges and agrees that, subject to the last proviso in Section 2.05(c), (i) its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of any Default, any reduction or termination of the Revolving Credit Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Revolving Credit Commitments, and (ii) each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender further acknowledges and agrees that, in issuing any Letter of Credit (or amending any Letter of Credit to increase the amount thereof), the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Company deemed made pursuant to Section 4.02, unless, at least two Business Days prior to the time such Letter of Credit is issued or amended to increase the amount thereof, the Required Lenders shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Letter of Credit were then issued or so amended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, no Issuing Bank shall have any obligation to issue or so amend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).

(e)Disbursements.  Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it and shall promptly notify the Administrative Agent and the Company by telephone (confirmed by hand delivery or fax) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such LC Disbursement.

(f)Reimbursement.  If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 1:00 p.m., New York City time, on the Business Day immediately following the day that the Company receives notice of such LC Disbursement; provided that, if such LC Disbursement is not less than $250,000 (or, in the case of an LC Disbursement to be financed with a Swingline Loan, not less than $100,000), the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with a Revolving Credit ABR Borrowing or a Swingline Loan in an equivalent amount and, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit ABR Borrowing or Swingline Loan.  If the Company fails to make any such reimbursement payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the amount of the payment then due from the Company in respect thereof and such Lender’s Applicable Percentage thereof, and each Revolving Credit Lender shall pay to the Administrative Agent on the date such notice is received its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders pursuant to this paragraph), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Credit Lenders.  Promptly following receipt by the

Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Credit Lenders and such Issuing Bank as their interests may appear.  Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of a Revolving Credit ABR Loan or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.

(g)Obligations Absolute.  The Company’s obligation to reimburse LC Disbursements as provided in Section 2.05(f) is absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement or any other Loan Document, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Revolving Credit Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder.  None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any other act, failure to act or other event or circumstance; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that unless a court of competent jurisdiction shall have determined in a final and nonappealable judgment that in making any such determination the applicable Issuing Bank acted with gross negligence or willful misconduct, such Issuing Bank shall be deemed to have exercised care in such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(h)Interim Interest.  If an Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to Revolving Credit ABR Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to Section 2.05(f), then Section 2.12(d) shall apply.  Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to Section 2.05(f) to reimburse such Issuing Bank shall be paid to the Administrative Agent for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Company reimburses the applicable LC Disbursement in full.

(i)Designation of Additional Issuing Banks.  The Company may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned), designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below.  The acceptance by a Lender of an appointment as an Issuing Bank hereunder shall be evidenced by a written agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Company, the Administrative Agent and such designated Lender and shall set forth the initial LC Commitment of such designated Issuing Bank and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an issuer of Letters of Credit hereunder.

(j)Termination of an Issuing Bank.  The Company may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent.  Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the 10th Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero.  At the time any such termination shall become effective, the Company shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.11(c).  Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.

(k)Issuing Bank Reports to the Administrative Agent.  Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section 2.05, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on any Business Day on which the Company fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(l)LC Exposure Determination.  For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases (other than any such increase consisting of the reinstatement of an amount previously drawn thereunder and reimbursed), whether or not such maximum stated amount is in effect at the time of determination.

(m)Existing Letters of Credit.  Each Existing Letter of Credit shall be deemed for all purposes of this Agreement (including Sections 2.05(d) and 2.05(f)), to be a Letter of Credit issued hereunder and the Company shall be deemed to be the applicant and account party for each Existing Letter of Credit. It is understood and agreed that, unless such Person shall have become an Issuing Bank hereunder pursuant to Section 2.05(i), no Existing Letter of Credit Issuing Bank shall, or shall have any obligation to, issue any Letter of Credit.

(n)Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposures representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders and the Issuing Banks, an amount in dollars equal to the LC Exposure as of such date, plus any accrued and unpaid interest and fees thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in Section 7.01(h) or 7.01(i).  The Company shall also deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.10 or 2.20.  Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Company under this Agreement.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of (A) Lenders with LC Exposures representing greater than 50% of the total LC Exposure and (B) in the case of any such application at a time when any Revolving Credit Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all Revolving Credit Lenders that are Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Company under this Agreement.  If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived.  If the Company is required to provide an amount of cash collateral hereunder pursuant to Section 2.10, such amount (to the extent not applied as aforesaid) shall be returned to the Company to the extent that the applicable excess referred to in such Section shall have been eliminated and no Event of Default shall have occurred and be continuing.  If the Company provides an amount of cash collateral hereunder pursuant to Section 2.20, such amount (to the extent not applied as aforesaid) shall be returned to the Company, upon request of the Company, to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Revolving Credit Commitments of the Non-Defaulting Lenders and/or the remaining cash collateral and no Default shall have occurred and be continuing.

SECTION 2.06.Funding of Borrowings.

(a)Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that (i) to the extent any Revolving Credit Lender would not have been required to make a Revolving Credit Loan but for the parenthetical clause set forth Section 2.01, the obligation of such Revolving Credit Lender to actually wire transfer immediately available funds with respect to such Revolving Credit Loan shall be net of any portion of the prepayment of Revolving Credit Loans referred to in such parenthetical clause that would be applied to the Revolving Credit  Loans of such Revolving Credit Lender, and (ii) Swingline Loans shall be made as provided in Section 2.04.  The Administrative Agent will make such Loans available to the Company by promptly remitting the amounts so received, in like funds, to the account designated by the Company in the applicable Borrowing Request; provided that Revolving Credit ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the applicable Issuing Bank specified in the applicable Borrowing Request.

(b)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.06(a) and may, in reliance on such assumption, make available to the Company a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective

Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Company, the interest rate applicable to Revolving Credit ABR Loans.  If the Company and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company the amount of such interest paid by the Company for such period.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Company shall be without prejudice to any claim the Company may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.07.Interest Elections.

(a)Each Borrowing initially shall be of the Type and, in the case of a Term SOFR Rate Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03.  Thereafter, the Company may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Term SOFR Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07.  The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section 2.07 shall not apply to Swingline Loans, which may not be converted or continued.

(b)To make an election pursuant to this Section 2.07, the Company shall notify the Administrative Agent of such election by telephone or in writing by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic and written Interest Election Request shall be irrevocable and shall be made (or, if telephonic, confirmed promptly) by hand delivery or fax to the Administrative Agent of an executed written Interest Election Request.  Each such telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)whether the resulting Borrowing is to be an ABR Borrowing or a Term SOFR Rate Borrowing; and

(iv)if the resulting Borrowing is a Term SOFR Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term SOFR Rate Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month’s duration.

(c)Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d)If the Company fails to deliver a timely Interest Election Request with respect to a Term SOFR Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default under Section 7.01(h) or 7.01(i) has occurred and is continuing with respect to the Company, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Rate Borrowing and (ii) unless repaid, each Term SOFR Rate Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08.Termination and Reduction of Commitments.    (a)  Unless previously terminated, Commitments shall terminate on the Maturity Date applicable thereto.

(b)The Company may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of a Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, (A) the Credit Exposure of any Lender would exceed its Revolving Credit Commitment or (B) the Total Revolving Credit Exposure would exceed the Total Revolving Credit Commitments.

(c)The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.08(b) at least three Business Days prior to the effective date of such termination or reduction (or such shorter period as the Administrative Agent may agree to in writing), specifying the effective date thereof.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof.  Each notice delivered by the Company pursuant to this Section 2.08(c) shall be irrevocable; provided that a notice of termination or reduction of the Commitments of any Class under Section 2.08(b) may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not, or is not expected to be, satisfied.  Any termination or reduction of the Commitments of any Class shall be permanent.  Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.09.Repayment of Loans; Evidence of Debt.  (a)  The Company hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Maturity Date applicable to such Loan and (ii) to each Swingline Lender the then unpaid principal amount of each Swingline Loan of such Swingline Lender on the Maturity Date or, if any Cash Management Agreement is in effect, on such other date (but in no event later than the Maturity Date) as provided in Section 2.04(d).

(b)The records maintained by the Administrative Agent and the Lenders shall (in the case of the Lenders, to the extent they are not inconsistent with the records maintained by the Administrative Agent pursuant to Section 9.04(b)(iv)) be, in the absence of manifest error, prima facie evidence of the existence and amounts of the obligations of the Company in respect of the Loans, LC Disbursements, interest and fees due or accrued hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Company to pay any amounts due hereunder in accordance with the terms of this Agreement.

(c)Any Lender may request that Loans of any Class made by such Lender be evidenced by a promissory note.  In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

SECTION 2.10.Prepayment of Loans.  (a)  The Company shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, subject to the requirements of this Section 2.10.

(b)If at any time the Total Revolving Credit Exposure exceeds the Total Revolving Credit Commitments, then, the Company shall, without notice or demand, immediately (i) prepay the Revolving Credit Borrowings or Swingline Loans in an aggregate principal amount equal to such excess and (ii) if any excess remains (or would remain) after prepaying all of the Revolving Credit Borrowings and Swingline Loans as a result of an LC Exposure, cash collateralize such excess as provided in Section 2.05(n).

(c)The Company shall notify the Administrative Agent (and, in the case of a prepayment of a Swingline Loan, the applicable Swingline Lender) by telephone (confirmed by hand delivery or fax) or in writing of any prepayment hereunder (i) in the case of prepayment of a Term SOFR Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment (or such shorter period as may be agreed to by the Administrative Agent in writing), (ii) in the case of prepayment of an ABR Borrowing (other than a Swingline Loan), not later than 11:00 a.m., New York City time, on the date of prepayment (or such later time as may be agreed to by the Administrative Agent in writing) and (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 p.m., New York City time, on the date of prepayment (or such later time as may be agreed to by the applicable Swingline Lender and the Administrative Agent in writing).  Each such notice shall be irrevocable and shall specify the prepayment date, the Borrowing or Borrowings to be prepaid, the principal amount of each such

Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination or reduction of any Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked by the Company (by notice to the Administrative Agent) if such notice of termination or reduction is revoked in accordance with Section 2.08.  Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02 (or, if less, the outstanding principal amount of the Loans).  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

SECTION 2.11.Fees.    (a)  The Company agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee (the “Commitment Fee”), which shall accrue at the Applicable Rate on the daily maximum aggregate undrawn amount of the Revolving Credit Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Credit Commitment terminates.  Commitment Fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the first Business Day after such last day, commencing on the first such date to occur after the Effective Date, and accrued Commitment Fees shall also be payable in arrears on the date on which Revolving Credit Commitments terminate.  All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing Commitment Fees, (i) the Revolving Credit Commitment of a Lender (other than any Swingline Lender) shall be deemed to be used to the extent of the outstanding Revolving Credit Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose) and (ii) the Revolving Credit Commitment of any Swingline Lender shall be deemed to be used to the extent of the outstanding Revolving Credit Loans and LC Exposure of such Swingline Lender and the outstanding Swingline Loans of such Swingline Lender (except any portion of such Swingline Loans that are subject to participations purchased by the Lenders pursuant to Section 2.04(c)).

(b)[Intentionally Omitted]

(c)The Company agrees to pay (i) to the Administrative Agent for the account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit (an “LC Participation Fee”), which shall accrue at the Applicable Rate used to determine the interest rate applicable to Revolving Credit Term SOFR Rate Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s  Revolving Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit

Commitments and the date on which there ceases to be any such LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  LC Participation Fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the first Business Day after such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand.  Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All LC Participation Fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d)The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(e)All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of the Commitment Fee and the LC Participation Fee, to the Lenders entitled thereto.  Fees paid shall not be refundable under any circumstances.

SECTION 2.12.Interest.   (a)  The Loans comprising each ABR Borrowing (other than any Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate applicable to ABR Loans.

(b)The Loans comprising each Term SOFR Rate Borrowing (other than any Swingline Loan) shall bear interest at the Term SOFR Rate for the Interest Period in effect for such Borrowing plus the SOFR Adjustment plus the Applicable Rate applicable to Term SOFR Rate Loans.

(c)Each Swingline Loan shall bear interest, for any day, (i) at the rate per annum that is mutually agreed to by the Company and the applicable Swingline Lender at the time such Swingline Loan is made or (ii) if there are Cash Management Agreements in place with the applicable Swingline Lender, at the rates determined in accordance with such Cash Management Agreements;  provided that if any Swingline Lender shall have provided any notice pursuant to Section 2.04(c), then from and after the date of such notice (and until the Lenders shall hold no participations in the applicable Swingline Loans) each Swingline Loan subject to such notice shall bear interest at the Alternate Base Rate plus the Applicable Rate applicable to Revolving Credit ABR Loans as provided in Section 2.12(a).

(d)Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to Revolving Credit ABR Loans as provided in Section 2.12(a).

(e)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Loans of any Class, upon termination of the Commitments of such Class; provided that (i) interest accrued pursuant to Section 2.12(d) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Credit ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion or continuation of a Term SOFR Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion or continuation, and (iv) if any Cash Management Agreement is in effect, accrued interest on each applicable Swingline Loan shall be payable as provided in Section 2.04(d).

(f)All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) unless any Swingline Lender shall have provided any notice pursuant to Section 2.04(c), interest on Swingline Loans shall be computed in accordance with the foregoing or as otherwise provided in the applicable Cash Management Agreement, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Term SOFR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(g)With respect to the Term SOFR Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that,  the Administrative Agent shall provide notice to the Company and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

SECTION 2.13.Alternate Rate of Interest; Benchmark Replacement.

(a)If at any time:

(i)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Term SOFR Rate cannot be determined pursuant to the definition thereof; or

(ii)a  Majority in Interest of the Lenders of such Class determines that for any reason in connection with any request for a Term SOFR Rate Loan or conversion thereto or continuation thereof that the Term SOFR Rate does not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining such Loan during the applicable Interest Period, as applicable, and the Majority in Interest of the Lenders of such Class provided notice of such determination to the Administrative Agent;

then the Administrative Agent shall give notice (which may be telephonic) thereof to the Company and the Lenders of such Class as promptly as practicable and, until the Administrative Agent notifies the Company and the Lenders of such Class that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing of such Class to, or continuation of any Borrowing of such Class as, a Term SOFR Rate Borrowing shall be ineffective, and such Borrowing shall be continued as an ABR Borrowing, and (B) any Borrowing Request for a Term SOFR Rate Borrowing of such Class shall be treated as a request for an ABR Borrowing.

(b)Benchmark Replacement Setting:

(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection with an Interest Rate Hedge shall be deemed not to be a “Loan Document” for purposes of this Section titled “Benchmark Replacement Setting”), if a Benchmark Transition Event and its related Benchmark Replacement Date have  occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Company and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Administrative Agent will notify the Company of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding  absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document except, in each case, as expressly required pursuant to this Section.

(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate or based on a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)Benchmark Unavailability Period. Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Term SOFR Rate, the Company may revoke any pending request for a Loan bearing interest based on such rate or conversion to or continuation of Loans bearing interest based on such rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any such request into a request for a Base Rate Loan or conversion to a Base Rate Loan. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(vi)Definitions.   As used in this Section:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (iv) of this Section.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)the sum of: (A) Daily Simple SOFR and (B) the SOFR Adjustment;

(2)the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Company, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;

provided that if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement , the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1)in the case of clause (1) or (2) of definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;

For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Administrative Agent announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate,  all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.13(b) titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.13(b) titled “Benchmark Replacement Setting.”

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate, as applicable, or, if no floor is specified, zero.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

SECTION 2.14.Increased Costs; Illegality.    (a)  If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Term SOFR Rate) or any Issuing Bank;

(ii)impose on any Lender or any Issuing Bank or the relevant interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of the term “Excluded Taxes” and (C) Connection Income Taxes) on its loans, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any Loan, or to increase the cost to such Lender, Issuing Bank or other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount), then, from time to time following request of such Lender, Issuing Bank or other Recipient (accompanied by a certificate in accordance with Section 2.14(c), the Company will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient for such additional costs or expenses incurred or reduction suffered.

(b)If any Lender or any Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then, from time to time following the request of such Lender or Issuing Bank (accompanied by a certificate in accordance with Section 2.14(c)),  the Company will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)A certificate of a Lender, Issuing Bank or other Recipient setting forth the basis for and, in reasonable detail (to the extent practicable), computation of the amount or amounts necessary to compensate such Lender, Issuing Bank or other Recipient or its holding company, as the case may be, as specified in Section 2.14(a) or 2.14(b) shall be delivered to the Company and shall be conclusive absent manifest error.  The Company shall pay such Lender, Issuing Bank or other Recipient, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.  Notwithstanding the foregoing provisions of this Section 2.14, no Lender or Issuing Bank shall demand compensation for any increased cost or expense or reduction pursuant to the foregoing provisions of this Section 2.14 if it shall not at the time be the general policy or practice of such Lender or Issuing Bank to demand (to the extent it is entitled to do so) such compensation from similarly situated borrowers in similar circumstances under comparable provisions of other credit agreements.

(d)Failure or delay on the part of any Lender, Issuing Bank or other Recipient to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s, Issuing Bank’s or other Recipient’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender, Issuing Bank or other Recipient pursuant to this Section 2.14 for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender, Issuing Bank or other Recipient, as the case may be, notifies the Company of the Change in Law or other circumstance giving rise to such increased costs or expenses or reductions and of such Lender’s, Issuing Bank’s or other Recipient’s intention to claim compensation therefor; provided further that, if the Change in Law or other circumstance giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)If any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or the applicable lending office of such Lender to make, maintain or fund any Term SOFR Rate Loan or to charge interest with respect to any Loan, or to determine or charge interest rates, based upon the Term SOFR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the relevant interbank market, then, upon notice thereof by such Lender to the Company and the Administrative Agent, (i) any obligation of such Lender to make, maintain or fund any Term SOFR Rate Loan, or to continue any Term SOFR Rate Loan or convert any ABR Loan into a Term SOFR Rate Loan, or to charge interest with respect to any Loan, or to determine or charge interest rates, based upon SOFR, in each case, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Daily Simple SOFR component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Daily Simple SOFR component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (A) the Company shall, upon demand from such Lender (with a copy to the Administrative Agent) prepay or, if applicable, convert all Term SOFR Rate Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Daily Simple SOFR component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Rate Loans and (B) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Daily Simple SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR.  Upon any such prepayment or conversion, the Company shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.15.Break Funding Payments.  In the event of (a) the payment of any principal of any Term SOFR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert or continue any Term SOFR Rate Loan on the date specified in any notice delivered pursuant hereto (whether or not such notice may be revoked in accordance with the terms hereof), (d) the failure to prepay any Term SOFR Rate Loan on a date specified therefor in any notice of prepayment given by the Company (whether or not such notice may be revoked in accordance with the terms hereof) or (e) the assignment of any Term SOFR Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.18, then, in any such event, the Company shall compensate each requesting Lender for the loss, cost and expense attributable to such event (but not lost profits) following request of such Lender (accompanied by a certificate described below in this Section).  Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Term SOFR Rate that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid if it were to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the relevant interbank market.  A certificate of any Lender delivered to the Company and setting forth the basis for and, in reasonable detail (to the extent practicable), computation of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.  The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.16.Taxes.  (a)  Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Company under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)Payment of Other Taxes by the Company.  The Company shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)Evidence of Payments.  As soon as practicable after any payment of Taxes by the Company to a Governmental Authority pursuant to this Section 2.16, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)Indemnification by the Company.  The Company shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c)(ii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph.

(f)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company and the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A),  2.16(f)(ii)(B) and 2.16(f)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing:

(A)any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, establishing an exemption from, or reduction of, Taxes pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed originals of IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, establishing an exemption from, or reduction of, Taxes pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed originals of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) executed originals of a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable; or

(4)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Taxes, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to Taxes imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(g)Treatment of Certain Refunds.  If any indemnified party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)Survival.  Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)Defined Terms.  For purposes of this Section 2.16, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.17.Payments Generally; Pro Rata Treatment; Sharing of Setoffs.  (a)  The Company shall make each payment required to be made by it hereunder or under any other Loan Document prior to the time required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 1:00 p.m., New York City time), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to such account as may be specified by the Administrative Agent, except payments to be made directly to any Issuing Bank or any Swingline Lender shall be so made and except that payments pursuant to Section 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  All payments under each Loan Document shall be made in dollars.  Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans or participations in LC Disbursements or Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Company pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time), including pursuant to Section 2.14(e),  2.19 or 2.22(e), or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any Person that is an Eligible Assignee (as such term is defined herein from time to time).  The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.

(d)Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or Issuing Banks, as the case may be, the amount due.  In such event, if the Company has not in fact made such payment, then each of the applicable Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the

Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)If any Lender shall fail to make any payment required to be made by it to or for the account of the Administrative Agent, any Issuing Bank or any Swingline Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder, in the case of each of clause (i) and (ii) above, in any order as shall be determined by the Administrative Agent in its discretion.

SECTION 2.18.Mitigation Obligations; Replacement of Lenders.  (a)  If any Lender requests compensation under Section 2.14, or if the Company is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall (at the request of the Company) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation within 10 days following the written request of such Lender (accompanied by reasonable (to the extent practicable) back-up documentation relating thereto).

(b)If (i) any Lender requests compensation under Section 2.14, (ii) the Company is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender has become a Defaulting Lender, (iv) any Lender has failed to consent to a proposed amendment, waiver, consent, discharge or termination or other event that under Section 9.02 requires the consent of more than the Required Lenders (or, in circumstances where Section 9.02 does not require the consent of the Required Lenders, more than a Majority in Interest of Lenders of an affected Class) and with respect to which the Required Lenders (or, in circumstances where Section 9.02 does not require the consent of the Required Lenders, a Majority in Interest of the Lenders of the applicable affected Class) shall have granted their consent or (v) any Lender becomes a Non-Extending Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04, it being understood that the processing and recordation fee referred to in such Section shall be paid by the Company or the assignee as and to the extent such processing and recordation fee is required to be paid pursuant to Section 9.04(b)(ii)(C) (and the assignor Lender shall not be responsible therefor)), all its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or 2.16) and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a failure to provide a consent, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of a particular Class) to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Company shall have received, to the extent such consent would be required by Section 9.04, the prior written consent of the Administrative Agent, each Issuing Bank and each Swingline Lender, which consent shall not be unreasonably withheld, delayed or conditioned, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and, if applicable, participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees) or the Company (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments, (D) such assignment does not conflict with applicable law and (E) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, consent, discharge, termination or other event can be effected.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation have ceased to apply.  Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.19.Extension of Maturity Date.

(a)At any time following the Effective Date, the Company may, upon notice to the Administrative Agent (which shall promptly notify the Lenders), request a one-year extension of the Maturity Date then in effect (the Maturity Date in effect at such time being the “Existing Maturity Date”, and the extension thereof being a “Maturity Date Extension”); provided that (i) such request may be made on not more than two occasions during the term of this Agreement and (ii) after giving effect to any Maturity Date Extension, the Maturity Date shall be no later than the date that is five years after the applicable Extension Effective Date.  Within 10 days of delivery of such notice, each Lender shall notify the Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion).  Any Lender not responding within the above time period shall be deemed not to have consented to such extension.  The Administrative Agent shall promptly notify the Company of the Lenders’ responses.

(b)The Maturity Date shall be extended, as of the applicable Extension Effective Date, only if the Required Lenders (calculated excluding, for the avoidance of doubt, any Defaulting Lender and after giving effect to any replacements of Lenders permitted herein) have consented thereto (the Lenders that so consent being the “Extending Lenders”, and the Lenders that do not consent being the “Non-Extending Lenders”).  If so extended, the Maturity Date, as to the Extending Lenders, shall be extended to the same date in the year following the applicable Existing Maturity Date.  The Administrative Agent and the Company shall promptly notify the Lenders that the Required Lenders (calculated as set forth above) have consented to any Maturity Date Extension and notify the Lenders of the date of the closing and effectiveness of such Maturity Date Extension (such date being an “Extension Effective Date”) and the Maturity Date after giving effect to such Maturity Date Extension; provided that no Maturity Date Extension shall become effective unless (i) no Default or Event of Default shall have occurred and be continuing on the applicable Extension Effective Date, both immediately prior to and immediately after giving effect to such Maturity Date Extension and the making of Loans and issuance of Letters of Credit thereunder to be made on such date, (ii) on the Extension Effective Date, the representations and warranties of the Company set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, Material Adverse Effect or similar language, in all respects (after giving effect to such qualification) and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date, and (iii) the Company shall have delivered to the Administrative Agent such board resolutions, secretary’s certificates, officer’s certificates and good standing certificates (to the extent such concept is applicable in the applicable jurisdiction) as shall reasonably be requested by the Administrative Agent in connection with such Maturity Date Extension.  The Administrative Agent may, without the consent of any Lender (but with the consent of the Company), effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.19.

(c)The principal amount of any outstanding Loans made by any Non-Extending Lenders, together with accrued interest thereon and any accrued fees and other amounts (including pursuant to Section 2.15) payable to or for the account of such Non-Extending Lenders hereunder, shall be due and payable on the applicable Existing Maturity Date, and the Company shall make such other prepayment of Loans outstanding on the applicable Existing Maturity Date (and pay any additional amounts required pursuant to Section 2.15) to the extent necessary to keep outstanding Loans ratable with any revised and new Applicable Percentages of all the Lenders effective as of the applicable Existing Maturity Date.  For the avoidance of doubt, on the applicable Existing Maturity Date, the Credit Exposures and the Applicable Percentages of all the Lenders shall automatically (without any further action) be adjusted to give effect to such Maturity Date Extension.  Notwithstanding the foregoing, the Maturity Date and the Availability Period, as such terms are used in reference to any Issuing Bank or any Letter of Credit issued by such Issuing Bank or in reference to any Swingline Lender or any Swingline Loans made by such Swingline Lender, may not be extended with respect to any Issuing Bank or Swingline Lender without the prior written consent of such Issuing Bank or Swingline Lender (such consent to be withheld or provided in its sole and absolute discretion), as applicable (it being understood and agreed that, in the event any Issuing Bank or Swingline Lender, as applicable, shall not have consented to any Maturity Date Extension, (A) such Issuing Bank shall continue to have all the rights and obligations of an Issuing Bank hereunder, and such Swingline Lender shall continue to have all the rights and obligations of a Swingline Lender hereunder, in each case through the applicable Existing Maturity Date (or the Availability Period determined on the basis thereof, as applicable), and thereafter shall have no obligation to issue, amend, renew or extend any Letter of Credit or make any Swingline Loan, as applicable (but shall continue to have all the rights of an Issuing Bank or Swingline Lender, as the case may be, under this Agreement with respect to Letters of Credit issued by it or Swingline Loans made by it, as applicable, prior to such time), and (B) the

Company shall cause the LC Exposure attributable to Letters of Credit issued by such Issuing Bank to be zero no later than the day on which such LC Exposure would have been required to have been reduced to zero in accordance with the terms hereof without giving effect to such Maturity Date Extension (and, in any event, no later than the applicable Existing Maturity Date) and shall repay the principal amount of all outstanding Swingline Loans made by such Swingline Lender, together with any accrued interest thereon, on the applicable Existing Maturity Date.

SECTION 2.20.Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)the Commitment Fee shall cease to accrue on the unused amount of the applicable Commitment of such Defaulting Lender pursuant to Section 2.11(a) or 2.11(b), as applicable;

(b)the Commitments and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02(c)(ii), require the consent of such Defaulting Lender in accordance with the terms hereof;

(c)if any Swingline Exposure or LC Exposure exists at the time any Revolving Credit Lender becomes a Defaulting Lender, then:

(i)the Swingline Exposure (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.04(c)) and LC Exposure of such Defaulting Lender (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(d) and 2.05(f)) shall be reallocated among the Revolving Credit Lenders that are Non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (A) the sum of all Non-Defaulting Lenders’ Credit Exposures plus such Defaulting Lender’s Swingline Exposure (excluding the portion thereof referred to above) and LC Exposure (excluding the portion thereof referred to above) does not exceed the sum of all Non-Defaulting Lenders’ Revolving Credit Commitments and (B) such reallocation does not result in the Credit Exposure of any Non-Defaulting Lender exceeding such Non-Defaulting Lender’s  Revolving Credit Commitment;

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one Business Day following written notice by the Administrative Agent (A) first, prepay the portion of such Defaulting Lender’s Swingline Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that has not been reallocated as set forth in such clause and (B) second, cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that has not been reallocated as set forth in such clause in accordance with the procedures set forth in Section 2.05(n) for so long as such LC Exposure is outstanding;

(iii)if the Company cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Company shall not be required to pay LC Participation Fees to such Defaulting Lender pursuant to Section 2.11(c) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Revolving Credit Lenders pursuant to Sections 2.11(a) and 2.11(c) shall be adjusted to give effect to such reallocation; and

(v)if all or any portion of such Defaulting Lender’s LC Exposure that is subject to reallocation pursuant to clause (i) above is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all LC Participation Fees that otherwise would have been payable pursuant to Section 2.11(c) to such Defaulting Lender with respect to such portion of such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such portion of the LC Exposure of such Defaulting Lender attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)if such Lender is a Revolving Credit Lender, then so long as such Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless, in each case, it is satisfied that the related exposure and such Defaulting Lender’s then outstanding Swingline Exposure or LC Exposure will be fully covered by the Revolving Credit Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Company in accordance with paragraph (c) of this Section, and participating interests in any such funded Swingline Loan or in any such issued, amended, renewed or extended Letter of Credit will be allocated among the Revolving Credit Lenders that are Non-Defaulting Lenders in a manner consistent with clause (c)(i) above (and such Defaulting Lender shall not participate therein).

In the event that (x) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent of any Revolving Credit Lender shall occur following the Effective Date and for so long as such event shall continue or (y) any Swingline Lender or any Issuing Bank has a good faith belief that any Revolving Credit Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless, in each case, such Swingline Lender or such Issuing Bank shall have entered into arrangements with the Company or such Lender satisfactory to such Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Company, each Swingline Lender and each Issuing Bank each agree that a Defaulting Lender that is a Revolving Credit Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender (but for the avoidance of doubt, (x) such Lender shall not be entitled to receive any Commitment Fees accrued during the period when it was a Defaulting Lender and (y) all amendments, waivers or modifications effected without its consent in accordance with the provisions of Section 9.02 and this Section 2.20 during such period shall be binding on it), then the Swingline Exposure and LC Exposure of the Revolving Credit Lenders shall be readjusted to reflect the inclusion of such Lender’s  Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Revolving Credit Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage. The rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.20 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent, any Issuing Bank, any Swingline Lender, any other Lender or the Company may at any time have against, or with respect to, such Defaulting Lender.

SECTION 2.21.Sustainability Adjustments.

(a)Effective as of the November 1 following receipt by the Administrative Agent of a Sustainability Certificate delivered pursuant to Section 2.21(e) (such day, the “Sustainability Pricing Adjustment Date”) in respect of the most recently ended Reference Year, commencing with the Reference Year ending December 31, 2022, (i) the Applicable Rate for Loans shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Rate Adjustment as set forth in such Sustainability Certificate, and (ii) the Applicable Rate for Commitment Fees shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Commitment Fee Adjustment as set forth in such Sustainability Certificate.  Each change in the Applicable Rate for Loans and the Applicable Rate for Commitment Fees resulting from a Sustainability Certificate shall be effective during the period commencing on and including the applicable Sustainability Pricing Adjustment Date and ending on the date immediately preceding the next such Sustainability Pricing Adjustment Date.

(b)In the event the Company does not deliver a Sustainability Certificate within the period set forth in Section 2.21(e) or any Sustainability Certificate shall be incomplete and fail to include the Sustainability Rate Adjustment and the Sustainability Commitment Fee Adjustment and calculations in reasonable detail of the KPI Metrics, (i) for the Reference Year ending December 31, 2022, the Sustainability Rate Adjustment will be positive 0.04% and the Sustainability Commitment Fee Adjustment will be positive 0.008% and (ii) for any Reference Year ending thereafter, the Sustainability Rate Adjustment will be positive 0.05% and the Sustainability Commitment Fee Adjustment will be positive 0.01%,  in each case, commencing on the fifth Business Day following the last day such Sustainability Certificate should have been delivered pursuant to the terms of Section 2.21(e) and continuing until the fifth Business Day following receipt by the Administrative Agent of a complete Sustainability Certificate for such Reference Year.

(c)For the avoidance of doubt, only one Sustainability Certificate may be delivered in respect of any Reference Year and any adjustment to the Applicable Rate for Loans and/or the Applicable Rate for Commitment Fees by reference to any of the KPI Metrics in any year shall not be cumulative year-over-year.  Each applicable adjustment shall only apply until the date on which the next adjustment is to occur.  It is further understood and agreed that (i) the Applicable Rate for Loans will never be reduced or increased by more than 0.04% and that the Applicable Rate for Commitment Fees will never be reduced or increased by more than 0.008% for the Reference Year ending December 31, 2022, and (ii) the Applicable Rate for Loans will never be reduced or increased by more than 0.05% and that the Applicable Rate for Commitment Fees will never be reduced or increased by more than 0.01% for any Reference Year ending thereafter, in each case, pursuant to the Sustainability Rate Adjustment and the Sustainability Commitment Fee Adjustment; provided that, and notwithstanding anything to the contrary in this Agreement (including any provision of Section 9.02(b) requiring the consent of “each directly and adversely affected Lender” for reductions in interest rates), the definitions of “KPI 1”, “KPI 1 Applicable Rate Adjustment Amount”, “KPI 1 Commitment Fee Adjustment Amount”, “ KPI 1 Target A”, “KPI 1 Threshold A”,  “KPI 2”, “KPI 2 Applicable Rate Adjustment Amount”, “KPI 2 Commitment Fee Adjustment Amount”, “ KPI 2 Target B”, and the Sustainability Table may be amended or otherwise modified with the consent of the Company, the Administrative Agent and the Required Lenders (in consultation with the Sustainability Structuring Agent); provided, however, for the avoidance of doubt, any changes to the Applicable Rate for Loans pursuant to any Sustainability Rate Adjustment and the Applicable Rate for Commitment Fees pursuant to the Sustainability Commitment Fee Adjustment in excess of the amounts set forth above shall be subject to the consent of each directly and adversely affected Lender in accordance with Section 9.02(b).

(d)If (i)(A) the Administrative Agent, the Sustainability Structuring Agent or any Lender becomes aware of any material inaccuracy in the Sustainability Rate Adjustment, the Sustainability Commitment Fee Adjustment or the KPI Metrics as reported in any Sustainability Certificate (any such material inaccuracy, a “Sustainability Certificate Inaccuracy”) and the Administrative Agent shall notify the Sustainability Structuring Agent and the Lenders, or the Sustainability Structuring Agent or such Lender, as applicable, delivers, not later than ten (10) Business Days after obtaining knowledge thereof, a written notice to the Administrative Agent describing such Sustainability Certificate Inaccuracy in reasonable detail (which description shall be shared with the Company, and, as applicable, the Sustainability Structuring Agent), or (B) the Company becomes aware of a Sustainability Certificate Inaccuracy and delivers notice thereof to the Administrative Agent and the Sustainability Structuring Agent, and (ii) a proper calculation of the Sustainability Rate Adjustment, Sustainability Commitment Fee Adjustment or the KPI Metrics would have resulted in no adjustment or an increase in the Applicable Rate for Loans and/or the Applicable Rate for Commitment Fees for any applicable period, (x) commencing on the fifth Business Day following delivery of a corrected Sustainability Certificate to the Administrative Agent and the Sustainability Structuring Agent, the Applicable Rate for Loans and/or the Applicable Rate for Commitment Fees shall be adjusted to reflect such corrected calculations of the Sustainability Rate Adjustment and the Sustainability Commitment Fee Adjustment and (y) the Company shall be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable Issuing Banks, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Company under any Debtor Relief Laws, automatically and without further action by the Administrative Agent, any Lender or any Issuing Bank), but in any event within ten (10) Business Days after the Company has received written notice of, or has determined that there was, a Sustainability Certificate Inaccuracy, an amount equal to the excess of (1) the amount of interest and fees that should have been paid for such period over (2) the amount of interest and fees actually paid for such period.  It is understood and agreed that any Sustainability Certificate Inaccuracy shall not constitute a Default or Event of Default or otherwise result in the failure of any condition precedent to any advance or the issuance of any Letter of Credit; provided, that, the Company complies with the terms of this Section 2.21(d) with respect to such Sustainability Certificate Inaccuracy. Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under any Debtor Relief Laws, (x) any additional amounts required to be paid pursuant to the immediately preceding paragraph shall not be due and payable until the earlier to occur of (I) a written demand is made for such payment by the Administrative Agent in accordance with such paragraph or (II) 10 Business Days after the Company has received written notice of, or has determined that there was, a Sustainability Certificate Inaccuracy (such date, the “Certificate Inaccuracy Payment Date”), (y) any nonpayment of such additional amounts prior to the Certificate Inaccuracy Payment Date shall not constitute a Default or Event of Default (whether retroactively or otherwise) and (z) none of such additional amounts shall be deemed overdue prior to the Certificate Inaccuracy Payment Date or shall accrue interest at the default rate pursuant to Section 2.12 prior to the Certificate Inaccuracy Payment Date.

(e)As soon as available and in any event by the October 31st after the end of each fiscal year of the Company (commencing with the fiscal year ending December 31, 2022), the Company shall deliver to the Administrative Agent, the Sustainability Structuring Agent and the Lenders, in form and detail satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Sustainability Structuring Agent) a Sustainability Certificate for the most recently-ended Reference Year; provided, that, for any Reference Year the Company may elect not to deliver a Sustainability Certificate, and such election shall not constitute a Default or Event of Default (but such failure to so deliver a Sustainability Certificate by the end of such period shall result in the Sustainability Rate Adjustment being applied as set forth in Section 2.21(b)).  In the event the Company’s fiscal year is changed to a non-calendar year fiscal year, the Company will be permitted to adjust the timing of delivery of the Sustainability Certificate at its election in a manner intended to maintain consistency with the foregoing.

(f)If, after the date hereof, there occurs any material acquisition or divestiture, extraordinary or extreme event, material change in the regulatory environment, or otherwise (a “Sustainability Modification Event”), and the Company notifies the Administrative Agent and the Sustainability Structuring Agent in writing that the Company requests an adjustment to Schedule 2.21 or an amendment to any provision hereof to account for the effect of such Sustainability Modification Event (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Sustainability Modification Event, then (i) the Company and the Administrative Agent (in consultation with the Sustainability Structuring Agent) shall negotiate in good faith to agree to adjust to Schedule 2.21 or amend the provisions hereof to account for the effect of such Sustainability Modification Event, and the provisions of this Agreement shall be interpreted on the basis of the provisions in effect and applied immediately prior to such Sustainability Modification Event for a period of not more than 30 days (unless the provisions hereof shall have been amended in accordance herewith or such notice shall have been withdrawn).  If, after 30 days following any such notice, the agreement to such amendment of the

Company, the Administrative Agent and the requisite Lenders under Section 9.02(b) has not been obtained, there will cease to be any Sustainability Rate Adjustment and any Sustainability Commitment Fee Adjustment until such time as the parties hereto can agree upon any such adjustments in accordance with the terms hereof and during such period (i) the credit facility described in this Agreement shall cease to be a sustainability-linked loan and (ii) no party to this Agreement shall, without the prior written consent of the Administrative Agent, the Company and the Sustainability Structuring Agent, make any public or private representations or description of the credit facility described in this Agreement as a sustainability-linked loan.

SECTION 2.22.Incremental Revolving Credit Commitments and Loans.

(a)The Company may on one or more occasions, from time to time, by written notice to the Administrative Agent, and without the consent of any Lender, request the establishment of Incremental Revolving Credit Commitments, provided that the aggregate amount of all the Incremental Revolving Credit Commitments established during the term of this Agreement shall not exceed the Incremental Facility Cap.  Each such notice shall specify (i) the date on which the Company proposes that the Incremental Revolving Credit Commitments shall be effective, which shall be a date not less than five Business Days (or such shorter period as may be acceptable to the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent, and (ii) the amount of the Incremental Revolving Credit Commitments being requested (it being agreed that (A) any Lender approached to provide any Incremental Revolving Credit Commitment may elect or decline, in its sole discretion, to provide such Incremental Revolving Credit Commitment and (B) any Person that the Company proposes to become an Incremental Revolving Credit Lender, if such Person is not then a Lender, must be an Eligible Assignee and must be approved by the Administrative Agent, each Issuing Bank and each Swingline Lender (such approval, in each case, not to be unreasonably withheld, delayed or conditioned).

(b)The terms and conditions of any Incremental Revolving Credit Commitment and the Loans and other extensions of credit to be made thereunder shall be identical to those, and shall be treated as a single Class with, the Revolving Credit Commitments and the Revolving Credit Loans and other extensions of credit made thereunder; provided that, if the Company determines to increase the interest rate or fees payable in respect of Incremental Revolving Credit Commitments or Loans and other extensions of credit made thereunder, such increase shall be permitted if the interest rate or fees payable in respect of the then existing Revolving Credit Commitments or Loans and other extensions of credit made thereunder, as applicable, shall be increased to equal such interest rate or fees payable in respect of such Incremental Revolving Credit Commitments or Loans and other extensions of credit made thereunder, as the case may be.

(c)The Incremental Revolving Credit Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Company, each Incremental Revolving Credit Lender providing such Incremental Revolving Credit Commitments and the Administrative Agent; provided that no Incremental Revolving Credit Commitments shall become effective unless (i) no Default or Event of Default shall have occurred and be continuing on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Revolving Credit Commitments and the making of Loans and issuance of

Letters of Credit thereunder to be made on such date, (ii) on the date of the effectiveness thereof, the representations and warranties of the Company set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, Material Adverse Effect or similar language, in all respects (after giving effect to such qualification) and (B) otherwise, in all material respects, in each case on and as of such date of effectiveness, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date and (iii) the Company shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and good standing certificates (to the extent such concept is applicable in the applicable jurisdiction) as shall reasonably be requested by the Administrative Agent in connection with any such transaction.  Each Incremental Facility Agreement may, without the consent of any Lender (but with the consent of the Company), effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.22.

(d)Upon the effectiveness of an Incremental Revolving Credit Commitment of any Incremental Revolving Credit Lender, (i) such Incremental Revolving Credit Lender, if not already a Lender, shall be deemed to be a “Lender” (and a Lender in respect of Revolving Credit Commitments and Revolving Credit Loans) hereunder, and shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Revolving Credit Commitments and Revolving Credit Loans) hereunder and under the other Loan Documents and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Revolving Credit Commitments and Revolving Credit Loans) hereunder and under the other Loan Documents, (ii) such Incremental Revolving Credit Commitment shall constitute (or, in the event such Incremental Revolving Credit Lender already has a Revolving Credit Commitment, shall increase) the Revolving Credit Commitment of such Incremental Revolving Credit Lender and (B) the Total Revolving Credit Commitments shall be increased by the amount of such Incremental Revolving Credit Commitment, in each case, subject to further increase or reduction from time to time as provided herein.  For the avoidance of doubt, upon the effectiveness of any Incremental Revolving Credit Commitment, the Credit Exposures and the Applicable Percentages of all the Lenders shall automatically be adjusted to give effect thereto.

(e)On the date of effectiveness of any Incremental Revolving Credit Commitments, (i) the aggregate outstanding principal amount of the Revolving Credit Loans made to the Company (the “Existing Borrowings”) immediately prior to the effectiveness of such Incremental Revolving Credit Commitments shall be deemed to be repaid, (ii) each Incremental Revolving Credit Lender that shall have had a Revolving Credit Commitment immediately prior to the effectiveness of such Incremental Revolving Credit Commitments shall pay to the Administrative Agent in same day funds an amount equal to the difference between (A) the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Incremental Revolving Credit Commitments) multiplied by (2) the aggregate amount of the Resulting Borrowings and (B) the product of (1) such Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Incremental Revolving Credit Commitments) multiplied by (2) the aggregate amount of the Existing Borrowings, (iii) each Incremental Revolving Credit Lender that shall not have had a Revolving Credit Commitment prior to the effectiveness of such Incremental Revolving Credit Commitments shall pay to Administrative

Agent in same day funds an amount equal to the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Incremental Revolving Credit Commitments) multiplied by (2) the aggregate amount of the Resulting Borrowings, (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Lender the portion of such funds that is equal to the difference between (A) the product of (1) such Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Incremental Revolving Credit Commitments) multiplied by (2) the aggregate amount of the Existing Borrowings, and (B) the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Incremental Revolving Credit Commitments) multiplied by (2) the aggregate amount of the Resulting Borrowings, (v) after the effectiveness of such Incremental Revolving Credit Commitments, the Company shall be deemed to have made new Revolving Credit Borrowings (the “Resulting Borrowings”) in an aggregate amount equal to the aggregate amount of the Company’s Existing Borrowings and of the Types and for the Interest Periods specified in a Borrowing Request delivered by the Company to the Administrative Agent in accordance with Section 2.03, (vi) each Lender shall be deemed to hold its Applicable Percentage of each Resulting Borrowing (calculated after giving effect to the effectiveness of such Incremental Revolving Credit Commitments) and (vii) the Company shall pay each Lender any and all accrued but unpaid interest on its Loans comprising the Existing Borrowings.  The deemed payments of the Existing Borrowings made pursuant to clause (i) above shall be subject to compensation by the Company pursuant to the provisions of Section 2.15 if the date of the effectiveness of such Incremental Revolving Credit Commitments occurs other than on the last day of the Interest Period relating thereto.

(f)The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Company referred to in Section 2.22(a) and of the effectiveness of any Incremental Revolving Credit Commitments, in each case advising the Lenders of the details thereof and of the Applicable Percentages of the Lenders after giving effect thereto and of the payments required to be made pursuant to Section 2.22(e).

Article III

Representations and Warranties

The Company represents and warrants to the Lenders, on the Effective Date, and on each other date on which representations and warranties are required to be, or are deemed to be, made under the Loan Documents, that:

SECTION 3.01.Organization; Powers.  The Company is (a)(i) duly organized, (ii) validly existing and (iii) to the extent the concept is applicable in such jurisdiction, in good standing under the laws of the jurisdiction of its organization, (b)(i) has all requisite power and authority and (ii) all Governmental Approvals required for the ownership and operation of its properties and the conduct of its business as now conducted and (c) is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required; except in each case referred to in clause (a)(iii), (b)(ii) or (c), to the extent the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02.Authorization; Enforceability.  The Transactions to be entered into by the Company are within the Company’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action of the Company.  This Agreement has been duly executed and delivered by the Company and constitutes, and each other Loan Document, when executed and delivered by the Company, will constitute, a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, winding-up or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.Governmental Approvals; Absence of Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law, including any order of any Governmental Authority, (c) will not violate the organizational documents of the Company, (d) will not violate or result (alone or with notice or lapse of time or both) in a default under any indenture or other agreement or instrument binding upon the Company or any Significant Subsidiary or any of their assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Company or any Significant Subsidiary, or give rise to a right of, or result in, any termination, cancellation, acceleration or right of renegotiation of any obligation thereunder, in each case excluding the Company Existing Credit Agreement and (e) will not result in the creation or imposition of any Lien on any asset of the Company not permitted hereunder, in the case of clauses (a), (b) and (d) above, except to the extent that the foregoing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.04.Financial Condition; No Material Adverse Effect.

(a)The Company has heretofore furnished to the Lenders its (i) consolidated balance sheet and statement of capitalization and related consolidated statements of net income, comprehensive income, equity and cash flows as of and for the fiscal year ended December 31, 2021, audited by and accompanied by the opinion of PricewaterhouseCoopers LLP, and (ii) unaudited consolidated balance sheet and statement of capitalization and related unaudited consolidated statements of net income, comprehensive income, equity and cash flows as of and for the fiscal quarter and portion of the fiscal year ended September 30, 2022.  Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP (subject, in the case of such unaudited financial statements, to normal year-end audit adjustments and the absence of certain footnotes).

(b)Since December 31, 2021, there has been no event or condition that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

SECTION 3.05.Properties.  The Company and each Subsidiary has good title to, or valid leasehold interests in, all its property material to its business, subject to Liens permitted by Section 6.01, except (a) for defects in title that, individually or in the aggregate, do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company or any Subsidiary or (b) for any failure to do so that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06.Litigation and Environmental Matters.

(a)Except as set forth in Schedule 3.06(a) or as specifically disclosed in any SEC Reports, there are no actions, suits or proceedings by or before any Governmental Authority or arbitrator pending against or, to the knowledge of the Company, threatened in writing against the Company or any Subsidiary that (i) are reasonably likely to be decided adversely to the Company or such Subsidiary and would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) directly involve any of the Loan Documents.

(b)Except as set forth in Schedule 3.06(b) or as specifically disclosed in any SEC Reports, or as otherwise would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, neither the Company nor any Subsidiary (i) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any Governmental Approval required under any applicable Environmental Law, (ii) is subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any fact, incident, event or condition that would reasonably be expected to form the basis for any Environmental Liability.

SECTION 3.07.Compliance with Laws.

(a)The Company and each Subsidiary is in compliance with all laws, including all orders of Governmental Authorities, applicable to it or its property, except where the failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b)The Company has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Company and the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company and the Subsidiaries and, to the knowledge of the Company, their respective officers, employees and directors are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (i) the Company, any Subsidiary or, to the knowledge of the Company, any of their respective directors, officers or employees, or (ii) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from any credit facility established hereby, is a Sanctioned Person.   The Transactions do not violate any Anti-Corruption Law or applicable Sanctions.

(c)The Company will use the proceeds of the Borrowings and the Letters of Credit solely for the purposes permitted by Section 5.09. The Company will not use the proceeds of any Borrowing or any Letter of Credit in a manner that will result in a violation of Sanctions applicable to any party hereto or any Anti-Corruption Laws.

SECTION 3.08.Investment Company Status.  The Company is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09.Taxes.  The Company and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except where (a)(i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Company or such Subsidiary, as applicable, has set aside on its books reserves with respect thereto to the extent required by GAAP and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation or (b) the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.ERISA.  No ERISA Events have occurred or are reasonably expected to occur that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The Company and each ERISA Affiliate is in compliance in all material respects with the applicable provisions of ERISA and the Code with respect to each Plan. The present value of all accumulated benefit obligations of all underfunded and unfunded Plans and the benefit obligations of any retiree welfare benefit arrangement (in each case based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan or arrangement, if any, by an aggregate amount that would reasonably be expected to result in a Material Adverse Effect.  The Company is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Loans or the Commitments.

SECTION 3.11.Solvency.  On the Effective Date immediately after giving effect to the Transactions to occur on such date, including the making of the Loans to be made on such date and the application of the proceeds thereof, (a) the fair value of the assets of the Company and the Subsidiaries, on a consolidated basis, will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of the Company and the Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liabilities on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Company and the Subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Company and the Subsidiaries, on a consolidated basis, will not have an unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and proposed to be conducted following the Effective Date.  For purposes of this Section 3.11, in computing the amount of the contingent liabilities of the Company and the Subsidiaries as of the Effective Date, such liabilities have been computed at the amount that, in light of all the facts and circumstances existing as of the Effective Date, represents the amount that can reasonably be expected to become an actual or matured liability.

SECTION 3.12.Disclosure.

(a)The written reports, financial statements, certificates and other written information (other than financial projections and other forward-looking information and information of a general economic or industry-specific nature) furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent, any Revolver Facility Arranger, the Sustainability Structuring Agent, or any Lender in connection with the negotiation of this

Agreement or any other Loan Document is and will be, when furnished and taken as a whole, complete and correct in all material respects and does not and will not, when furnished and taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (in each case after giving effect to all supplements and updates provided thereto prior to the Effective Date).  The financial projections and other forward-looking information that have been furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent, any Revolver Facility Arranger, the Sustainability Structuring Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document have been prepared in good faith based upon assumptions that are believed by the Company to be reasonable at the time such financial projections or other forward-looking information are furnished to the Administrative Agent, any Revolver Facility Arranger, the Sustainability Structuring Agent, or any Lender, it being understood and agreed that financial projections and other forward-looking information are as to future events and are not to be viewed as facts, are subject to significant uncertainties and contingencies, many of which are out of the Company’s  or its subsidiaries’ control, that no assurance can be given that any particular projections will be realized, that the financial projections or other forward-looking information is not a guarantee of financial performance and that actual results during the period or periods covered by such projections may differ significantly from the projected results and such differences may be material.

(b)If a Beneficial Ownership Certification is required to be delivered pursuant to Section 4.01(g)(ii), then, as of the Effective Date, to the best of the Company’s knowledge, the information set forth in such Beneficial Ownership Certification is true and correct in all respects.  If a Beneficial Ownership Certification is required to be delivered pursuant to Section 6.02(a), then, as of the date of the delivery thereof, to the best of the Company’s knowledge, the information set forth in such Beneficial Ownership Certification is true and correct in all respects.

SECTION 3.13.Federal Reserve Regulations.  Neither the Company nor any Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock.  No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry margin stock, to extend credit for others to purchase or carry margin stock or for any purpose that entails, and no other action will be taken by the Company and the Subsidiaries that would result in, a violation of Regulations T, U and X of the Board of Governors.

SECTION 3.14.Subsidiaries.  As of the Effective Date, Schedule 3.14 sets forth (a) each Subsidiary’s legal name and jurisdiction of organization and (b) for each Subsidiary, whether such Subsidiary is (i) a Restricted Subsidiary or an Unrestricted Subsidiary or (ii) a Significant Subsidiary.

SECTION 3.15.USA PATRIOT Act.  Each of the Company and the Subsidiaries is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (b) the USA PATRIOT Act.

SECTION 3.16.EEA Financial Institution.  The Company is not an EEA Financial Institution.

SECTION 3.17.Sustainability-Related Information Disclosures.  The Company hereby represents and warrants to the Lenders that all information about its sustainability strategy, including, without limitation, the KPIs, which have been or may be provided to the Administrative Agent, the Sustainability Structuring Agent or any Lender by or on behalf of it, or which have been or may be approved by it (collectively, the “Sustainability-Related Information”), is true and accurate in all material respects as of the date it is provided or approved and as of the date (if any) of which it is stated.  These representations and warranties are deemed to be made by the Company at the time of reporting of the KPIs by reference to the facts and circumstances then existing commencing on the Effective Date and continuing until this Agreement terminates; provided that it is understood and agreed that any breach of this Section 3.17 shall not constitute a Default or Event of Default or otherwise result in the failure of any condition precedent to any advance or the issuance of any Letter of Credit.

Article IV

Conditions

SECTION 4.01.Effective Date.  The effectiveness of this Agreement and the obligation of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):

(a)The Administrative Agent shall have received from each party hereto (i) a counterpart of this Agreement executed by each party hereto or (ii) written evidence satisfactory to the Administrative Agent (which may include fax transmission or other electronic imaging) that such party has signed a counterpart of this Agreement.

(b)The Administrative Agent shall have received written opinions (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Effective Date) of each of (i) Morgan, Lewis & Bockius LLP, counsel to the Company, and (ii) the General Counsel of the Company, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

(c)The Administrative Agent shall have received a certificate of the Company, dated the Effective Date and executed by the secretary or an assistant secretary of the Company, attaching (i) a copy of each organizational document of the Company, which shall, to the extent applicable, be certified as of a recent date prior to the Effective Date by the appropriate Governmental Authority, (ii) signature and incumbency certificates of the officers of the Company executing each Loan Document, (iii) resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance of the Loan Documents, certified as of the Effective Date by such secretary, assistant secretary or director as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept is applicable in such jurisdiction) from the applicable Governmental Authority of the Commonwealth of Pennsylvania, dated as of a recent date prior to the Effective Date, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

(d)The Administrative Agent shall have received an officer’s certificate, dated the Effective Date and signed by a Responsible Officer of the Company, certifying that, as of the Effective Date and after giving effect to the Transactions that are to occur on such date, (i) the representations and warranties of the Company set forth in the Loan Documents are true and correct (A) in the case of the representations and warranties qualified as to materiality, Material Adverse Effect or similar language, in all respects (after giving effect to such qualification) and (B) otherwise, in all material respects and (ii) no Default has occurred and is continuing.

(e)The Administrative Agent shall have received a certificate substantially in the form of Exhibit G from the Company, dated the Effective Date and signed by a Financial Officer of the Company.

(f)All costs, expenses (including reasonable and documented legal fees and expenses) and fees contemplated by the Loan Documents, or otherwise agreed by the Company with Administrative Agent, to be reimbursable or payable by or on behalf of the Company to the Administrative Agent (or Affiliates thereof) or the Lenders shall have been paid on or prior to the Effective Date, in each case, to the extent required to be paid on or prior to the Effective Date and, in the case of costs and expenses, invoiced at least two Business Days prior to the Effective Date.

(g)The Administrative Agent shall have received, (i) at least three Business Days prior to the Effective Date, all documentation and other information regarding the Company and the Subsidiaries required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, that has been reasonably requested by the Administrative Agent at least 10 Business Days prior to the Effective Date and (ii) to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three Business Days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Company.

(h)The Company Existing Credit Agreement Refinancing shall have been consummated, or shall be consummated substantially concurrently with the effectiveness of this Agreement, and the Administrative Agent shall have received customary payoff documentation in respect thereof.

The Administrative Agent shall deliver a notice to the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02.Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than any conversion or continuation of any outstanding Loan), of each Swingline Lender to make a Swingline Loan and of each Issuing Bank to issue any Letter of Credit or amend any Letter of Credit to increase the amount thereof is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)The representations and warranties of the Company set forth in the Loan Documents (other than, after the Effective Date, the representations set forth in Sections 3.04(b), 3.06(a) and 3.17) shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, Material Adverse Effect or similar language, in all respects (after giving effect to such qualification) and (ii) otherwise, in all material respects, in each case on and as of the date of such Borrowing or the date of such issuance of, or amendment to increase, such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct as required by clauses (i) and (ii) above, on and as of such prior date.

(b)At the time of and immediately after giving effect to such Borrowing or such issuance of, or amendment to increase, such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

On the date of any Borrowing (other than any conversion or continuation of any outstanding Loan), any Swingline Loan, the issuance of any Letter of Credit or the amendment of any Letter of Credit to increase the amount thereof, the Company shall be deemed to have represented and warranted that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied.

SECTION 4.03.Waiver of Breakage by Lenders under the Company Existing Credit Agreement.  Each of the Lenders that are “Lenders” under the Company Existing Credit Agreement hereby waive any claim to compensation under Section 2.15 of the Company Existing Credit Agreement as a  result of any Loans (as defined in the Company Existing Credit Agreement) being repaid on the Effective Date.

Article V

Affirmative Covenants

Until Payment in Full, the Company covenants and agrees with the Lenders that:

SECTION 5.01.Financial Statements and Other Information.  The Company will furnish to the Administrative Agent, on behalf of each Lender:

(a)within 120 days after the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 2022, its audited consolidated balance sheet and statement of capitalization and related consolidated statements of net income, comprehensive income, equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the prior fiscal year, all audited by and accompanied by the opinion of PricewaterhouseCoopers LLP or another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification, exception or emphasis (other than any qualification, exception or emphasis with respect to or resulting from an upcoming scheduled final maturity of any Indebtedness or associated with a financial covenant) and without any qualification, exception or emphasis as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis as of the end of and for such year in accordance with GAAP;

(b)within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its unaudited consolidated balance sheet and statement of capitalization as of the end of such fiscal quarter, the related unaudited consolidated statements of net income, comprehensive income and equity for such fiscal quarter and the then elapsed portion of the fiscal year and the related statements of cash flows for the then elapsed portion of the fiscal year, in each case setting forth in comparative form the figures for (or, in the case of the balance sheet or statement of capitalization, as of the end of) the corresponding period or periods of the prior fiscal year, all certified by a Financial Officer of the Company as presenting fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes;

(c)within the time frame permitted for the delivery of financial statements under clause (a) or (b) above, as applicable, a completed Compliance Certificate signed by a Responsible Officer of the Company, (i) certifying as to whether a Default has occurred and is continuing on such date and, if a Default has occurred and is continuing on such date, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with the Financial Covenant;

(d)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC or with any national securities exchange;

(e)promptly after any request therefor, such other information regarding the business and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent may reasonably request in writing; and

(f)promptly after any request therefor, such information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the USA PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

The documents required to be delivered pursuant to Section 5.01(a),  5.01(b) and 5.01(d) shall be deemed to have been delivered if such documents, or one or more annual or quarterly or periodic reports containing such information, (a) shall have been made publicly available on the website of the Company at http://www.essential.co (or such other website as the Company may designate by written notice to the other parties hereto) or the SEC at http://www.sec.gov or (b) shall have been posted by the Administrative Agent on a Platform to which the Lenders have been granted access.  Information required to be delivered pursuant to this Section 5.01 to the Administrative Agent may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

SECTION 5.02.Notices of Material Events.  Promptly after any Responsible Officer of the Company obtains actual knowledge thereof, the Company will furnish to the Administrative Agent written notice of the following:

(a)the occurrence of any continuing Default;

(b)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary, or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by the Company to the Administrative Agent and the Lenders or in any annual, quarterly or periodic reports publicly filed by the Company with the SEC, that, in each case, would reasonably be expected to result in a Material Adverse Effect;

(c)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred would reasonably be expected to result in a Material Adverse Effect; or

(d)any other development that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Responsible Officer of the Company setting forth the details of the event or development requiring such notice and, in the case of clause (a) above, any action taken or proposed to be taken with respect thereto.

SECTION 5.03.Existence; Conduct of Business.  The Company will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole, except, other than in the case of Section 5.03(a) with respect to the Company, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any transaction expressly permitted under Section 6.02(a).

SECTION 5.04.Payment of Taxes.  The Company will, and will cause each Subsidiary to, pay its Taxes before the same shall become delinquent or in default, except where (a)(i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Company or such Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation or (b) the failure to make payment would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05.Maintenance of Properties and Rights.  The Company will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, except in each case where the failure to take any such actions, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any transaction expressly permitted under Section 6.02(a).

SECTION 5.06.Insurance.  The Company will, and will cause each Subsidiary to, maintain, with insurance companies that the Company believes (in the good faith judgment of the management of the Company) are financially sound and reputable (including captive insurance subsidiaries), insurance in such amounts (after giving effect to any self-insurance consistent with the standards set forth in this Section 5.06) (with no greater risk retention) and against such risks as is customarily maintained by companies engaged in similar businesses operating in the same or similar locations in all material respects.

SECTION 5.07.Books and Records; Inspection and Audit Rights.  The Company will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries in accordance, in all material respects, with GAAP and applicable law are made of all material dealings and transactions in relation to its business and activities.  The Company will, and will cause each Subsidiary to, permit the Administrative Agent, and any agent designated by the Administrative Agent, upon reasonable prior notice, (a) to visit and reasonably inspect its properties, (b) to examine its books and records and (c) to discuss its operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition with its officers and independent accountants (it being agreed that a representative of the Company may be present at any such meeting with the independent accountants), all at such reasonable times during normal business hours and as often as reasonably requested; provided that, the Administrative Agent may not exercise such rights more often than once during any calendar year (it being understood that any expenses incurred by the Administrative Agent in connection therewith shall be subject to reimbursement by the Company in accordance with Section 9.03); provided,  further, that when an Event of Default exists, the Administrative Agent (or any of its agents) may do any of the foregoing (at the expense of the Company) at any time during normal business hours and upon reasonable advance notice.  Notwithstanding anything to the contrary in this Section, neither the Company nor any Subsidiary shall be required to disclose, permit the inspection, examination of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent (or its agents) is prohibited by applicable law or any binding confidentiality agreement between the Company or any Subsidiary and a Person that is not the Company or any Subsidiary not entered into in contemplation of preventing such disclosure, inspection, examination or discussion or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product.

SECTION 5.08.Compliance with Laws.  The Company will, and will cause each Subsidiary to, comply with all laws, including all Environmental Laws, and all orders of any Governmental Authority, applicable to it, its operations or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Company and the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.09.Use of Proceeds.

(a)The proceeds of the Revolving Credit Loans will be used (i) to consummate the Company Existing Credit Agreement Refinancing, (ii) to pay fees and expenses in connection with the Company Existing Credit Agreement Refinancing and the other Transactions and (iii) for general corporate purposes of the Company and the Subsidiaries.

(b)Letters of Credit will be issued for general corporate purposes of the Company and the Subsidiaries.

(c)The Company will not request any Borrowing or Letter of Credit, and the Company will not use, and will procure that the Subsidiaries and its and their respective directors, officers, employees and agents will not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto or any Anti-Corruption Laws.

SECTION 5.10.Designation of Subsidiaries.  The Company may from time to time cause any Restricted Subsidiary that is not a Significant Subsidiary to be designated as an Unrestricted Subsidiary or any Unrestricted Subsidiary to be designated as a Restricted Subsidiary, provided that (a) at the time of such designation and immediately after giving effect thereto, no Default or Event of Default would exist under the terms of this Agreement and (b) once a Subsidiary has been designated an Unrestricted Subsidiary, it shall not thereafter be redesignated as a Restricted Subsidiary on more than one occasion.  Within 10 days (or such shorter period of time as the Administrative Agent may reasonably agree to in writing) following any designation described above, the Company will deliver to the Administrative Agent a notice of such designation accompanied by a certificate signed by a Responsible Officer certifying compliance with all requirements of this Section 5.10 and setting forth all information required in order to establish such compliance.

SECTION 5.11.Sustainability-Related Information.  The Company agrees to furnish the Administrative Agent, the Sustainability Structuring Agent and the Lenders with all Sustainability-Related Information and to provide such access to the directors, officers, employees and advisers of the Company and its Affiliates (together “Representatives”), in each case as the Administrative Agent, the Sustainability Structuring Agent or any Lender may reasonably request.  In addition, the Company shall ensure that the Representatives are available, upon the Administrative Agent’s, the Sustainability Structuring Agent’s or any Lender’s reasonable request, to discuss the Sustainability-Related Information.  The Company acknowledges and agrees that the Administrative Agent, the Sustainability Structuring Agent and the Lenders may rely, without independent verification, upon the accuracy, adequacy and completeness of the Sustainability-Related Information furnished by the Company to the Administrative Agent, the Sustainability Structuring Agent or any Lender or approved by the Company for use in connection with this Agreement and that none of the Administrative Agent, the Sustainability Structuring Agent nor any Lender assumes any responsibility or has any liability therefor or has an obligation to conduct any appraisal of any Sustainability-Related Information.  The Company shall, after the Company’s determination that there was a Sustainability Certificate Inaccuracy, promptly deliver written notice to the Administrative Agent thereof.  The Company agrees that it will (a) notify the Administrative Agent, the Sustainability Structuring Agent and the Lenders promptly (i) of any change in the Company’s green or sustainability framework or its internal policies related to sustainability, including any relevant comments or changes from a third party opinion provider or auditor, (ii) if any Sustainability-Related Information furnished by the Company or any of its Affiliates to the Administrative Agent, the Sustainability Structuring Agent or any Lender or

approved by the Company or its Affiliates is or becomes materially inaccurate, untrue, incomplete or misleading, (iii) the occurrence of any Sustainability Modification Event and (iv) the appointment of any successor Sustainability Metric Auditor, and (b) supplement the Sustainability-Related Information promptly from time to time to ensure that the representations and warranties made under Section 3.17 are correct in all material respects as of the date when such Sustainability-Related Information is supplemented; provided that it is understood and agreed that any breach of this Section 5.11 shall not constitute a Default or Event of Default or otherwise result in the failure of any condition precedent to any advance or the issuance of any Letter of Credit.

Article VI

Negative Covenants

Until Payment in Full, the Company covenants and agrees with the Lenders that:

SECTION 6.01.Liens.   The Company will not create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a)Permitted Liens;

(b)any Lien on any asset of the Company existing on the Effective Date and set forth on Schedule 6.01;  provided that (i) such Lien shall not apply to any other asset of the Company (other than improvements or accessions thereto and the proceeds thereof) and (ii) such Lien shall secure only those obligations that it secures on the Effective Date and extensions, renewals, replacements and refinancings thereof that do not increase the outstanding principal amount thereof except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection with such extension, renewal, replacement or refinancing;

(c)(i) Liens (including Liens securing Capital Lease Obligations) on fixed or capital assets acquired, constructed or improved by the Company securing Indebtedness or other obligations incurred to finance such acquisition, construction or improvement, provided that (A) such Liens and the Indebtedness secured thereby are incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement, (B) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (C) such Liens shall not apply to any other assets of the Company (other than improvements or accessions thereto and the proceeds thereof), provided further that individual financings of equipment or other fixed or capital assets otherwise permitted to be secured hereunder provided by any Person (or its Affiliates) may be cross-collateralized to other such financings provided by such Person (or its Affiliates), and (ii) Liens securing extensions, renewals, replacements and refinancings thereof that do not increase the outstanding principal amount thereof except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection with such extension, renewal, replacement or refinancing, provided that such Liens do not apply to any assets of the Company other than the assets securing the Indebtedness or other obligations being extended, renewed, replaced or refinanced (and improvements or accessions thereto and the proceeds thereof);

(d)any Lien on any asset acquired by the Company after the Effective Date existing at the time of the acquisition thereof (or existing on any asset of any Person that is merged or consolidated with or into the Company in a transaction permitted hereunder after the Effective Date and prior to the time such Person is so merged or consolidated), provided that (i) such Lien is not created in contemplation of or in connection with such acquisition (or such merger or consolidation), (ii) such Lien shall not apply to any other assets of the Company (other than improvements or accessions thereto and the proceeds thereof) and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition (or the date such Person is so merged or consolidated) and extensions, renewals, replacements and refinancings thereof that do not increase the outstanding principal amount thereof except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection with such extension, renewal, replacement or refinancing;

(e)in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted hereunder, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(f)in the case of (i) any Subsidiary that is not a wholly owned Subsidiary or (ii) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(g)Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company in connection with any letter of intent or purchase agreement for an Acquisition or other transaction permitted hereunder;

(h)(i) deposits made in the ordinary course of business to secure obligations to insurance carriers providing casualty, liability or other insurance to the Company and the Subsidiaries and (ii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(i)Liens on the net cash proceeds of any Acquisition Indebtedness held in escrow by a third party escrow agent prior to the release thereof from escrow;

(j)Lien created pursuant to the Loan Documents;

(k)Liens on cash and cash equivalents securing obligations under Hedging Agreements entered into to protect against fluctuations in interest rates and not for speculative purposes, provided that the cash and cash equivalents deposited to secure such obligations do not exceed $50,000,000 at any time outstanding; and

(l)other Liens, provided that at the time of and after giving Pro Forma Effect to the incurrence of any such Lien (or any Indebtedness secured thereby and the application of the proceeds thereof), the aggregate principal amount of the outstanding Indebtedness secured by Liens permitted by this clause (l) does not exceed 15% of Consolidated Tangible Assets at such time (it being understood and agreed that (i) in the case of revolving Indebtedness, the Company may deem any revolving commitments in respect of such revolving Indebtedness as outstanding

Indebtedness for purposes of such test, and, if such test would be satisfied after doing so, then the Company shall not be required to retest compliance with such test in respect of any incurrence of revolving Indebtedness in respect of such revolving commitments, provided that, for so long as such revolving commitments are outstanding, such revolving commitments shall be deemed to be outstanding Indebtedness for purposes of any subsequent calculation of such test, and (ii) in the case of any Indebtedness secured by any Lien(s) incurred in reliance on this clause (l), the Company shall not be required to retest compliance with this clause (l)(A) if any additional Liens on assets (including Liens on different types of assets) are thereafter granted to secure such Indebtedness or (B) due to the incurrence of fees, costs, expenses, premiums, penalties, indemnities or interest in respect of such Indebtedness).

SECTION 6.02.Fundamental Changes.

(a)The Company will not, and will not permit any Restricted Subsidiary to, amalgamate with, merge into or consolidate with any other Person, or permit any other Person to amalgamate with, merge into or consolidate with it, or liquidate or dissolve, except that (i) [reserved], (ii) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (A) any Person may amalgamate, merge or consolidate with the Company in a transaction in which the Company is the surviving entity and (B) the Company may merge or consolidate with any Person in a transaction in which such Person is the surviving entity, provided that (1) such Person is a corporation organized under the laws of the Commonwealth of Pennsylvania or the State of Delaware, (2) prior to or substantially concurrently with the consummation of such merger or consolidation, (x) such Person shall execute and deliver to the Administrative Agent an assumption agreement (the “Assumption Agreement”), in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which such Person shall assume all of the obligations of the Company under this Agreement and the other Loan Documents, and (y) such Person shall deliver to the Administrative Agent such documents, certificates and opinions as the Administrative Agent may reasonably request relating to such Person, such merger or consolidation or the Assumption Agreement, all in form and substance reasonably satisfactory to the Administrative Agent, and (3) the Lenders shall have received, at least five Business Days prior to the date of the consummation of such merger or consolidation, (x) all documentation and other information regarding such Person required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, that has been reasonably requested by the Administrative Agent or any Lender and (y) to the extent such Person qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Person, it being agreed that upon the execution and delivery to the Administrative Agent of the Assumption Agreement and the satisfaction of the other conditions set forth in this clause (B), such Person shall become a party to this Agreement, shall succeed to and assume all the rights and obligations of the Company under this Agreement and the other Loan Documents (including all obligations in respect of outstanding Loans) and shall thenceforth, for all purposes of this Agreement and the other Loan Documents, be the “Company”, (iii) any Person (other than the Company) may amalgamate, merge or consolidate with any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary, (iv) any Restricted Subsidiary may amalgamate with, merge into or consolidate with any Person (other than the Company) in a transaction not prohibited by Section 6.02(b) in which, after giving effect to such transaction, the surviving entity is not a Subsidiary and (v) any Restricted Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and the Subsidiaries, taken as a whole.

(b)The Company will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of, directly or through any amalgamation, merger or consolidation and whether in one transaction or in a series of transactions, assets (including Equity Interests in Subsidiaries) representing all or substantially all of the assets of the Company and the Subsidiaries (whether now owned or hereafter acquired), taken as a whole, to any Person or Persons, except (i) to the Company and/or any Subsidiaries and (ii) as permitted under Section 6.02(a)(ii)(B) or 6.02(a)(iii).

SECTION 6.03.Restrictive Agreements.  The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any contractual obligation (other than this Agreement or any other Loan Document) that limits the ability of any Restricted Subsidiary to make dividends or other distributions with respect to its Equity Interests to the Company or any Restricted Subsidiary, unless the Company determines in good faith that such contractual obligations would not materially impede the Company’s ability to meet its payment obligations under this Agreement.

SECTION 6.04.Transactions with Affiliates.  The Company will not, and will not permit any Restricted Subsidiary to, enter into or cause, suffer or permit to exist any transaction, arrangement or contract with any Affiliate (other than the Company or any Restricted Subsidiary) that is on terms materially less favorable to the Company or such Restricted Subsidiary than those that would be obtained at such time in a comparable arm’s-length transaction with a Person other than an Affiliate, provided that the foregoing shall not apply to (a) any payments made and other transactions entered into in the ordinary course of business with officers and directors of the Company or any Subsidiary, and consulting fees and expenses incurred in the ordinary course of business payable to former officers or directors of the Company or any Subsidiary or (b) any other transaction (if part of a series of related transactions, together with such related transactions) involving consideration or value of less than $10,000,000.

SECTION 6.05.Financial Covenant.  The Company will not permit the ratio, on the last day of any fiscal quarter of the Company, of (a) Consolidated Funded Debt as of such day to (b) the sum of (i) Consolidated Funded Debt as of such day and (ii) Consolidated Shareholders’ Equity as of such day, to exceed 65%.

Article VII

Events of Default

SECTION 7.01.Events of Default.  If any of the following events (“Events of Default”) shall occur and be continuing:

(a)the Company shall fail to pay any principal of any Loan or any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)the Company shall fail to pay any interest or any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c)any representation, warranty or statement of fact made or deemed made by or on behalf of the Company in any Loan Document or in any certificate, financial statement or other written document provided pursuant to any Loan Document or any amendment or modification thereof or waiver thereunder shall prove to have been incorrect in any material respect when made or deemed made;

(d)the Company shall fail to observe or perform any covenant or agreement contained in Section 5.02(a),  5.03(a) (with respect to the existence of the Company) or 5.09 or in Article VI;

(e)the Company shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Section 7.01), and such failure shall continue unremedied for a period of 30 days after written notice thereof to the Company from the Administrative Agent;

(f)the Company, any Restricted Subsidiary or any Significant Subsidiary shall fail to make any payment (in respect of principal or interest) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any notice requirements and grace periods applicable thereto;

(g)any event or condition constituting a breach or default in respect of any Material Indebtedness occurs that results in any Material Indebtedness becoming due or being terminated or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity, or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, or, in the case of a Hedging Agreement, to terminate any related hedging transaction, in each case prior to its scheduled maturity or termination (it is understood that no Event of Default shall occur in respect of any Material Indebtedness under this clause (g) until all grace periods applicable under the terms of such Material Indebtedness have expired and all notice requirements applicable under the terms of such Material Indebtedness have been met); provided that this clause (g) shall not apply to (i) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of, or any casualty or condemnation with respect to, assets securing such Indebtedness and (ii) any prepayment, repurchase, redemption or defeasance of any Acquisition Indebtedness if the related Acquisition is not consummated;

(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, moratorium, winding-up or other relief in respect of the Company or any Significant Subsidiary, or of a substantial part of its assets, under any United States (Federal or state) or foreign bankruptcy, insolvency, receivership, winding-up or similar law now or hereafter in effect or (ii) the appointment of a receiver, liquidator, trustee, custodian, sequestrator, conservator or similar official for the Company or any Significant

Subsidiary, or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order for relief in any such proceeding shall be entered;

(i)the Company or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, winding-up or other relief under any United States (Federal or state) or foreign bankruptcy, insolvency, receivership, winding-up or similar law now or hereafter in effect (other than, in the case of any Subsidiary, a voluntary liquidation or dissolution permitted by Section 6.02(a)(v)), (ii) consent to the institution of any proceeding or petition described in sub-clause (i) above, (iii) apply for or consent to the appointment of a receiver, liquidator, trustee, custodian, sequestrator, conservator or similar official for the Company or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of the Company or any Significant Subsidiary (or any committee thereof) shall adopt any resolution expressly authorizing any of the actions referred to in this Section 7.01(i);

(j)one or more final judgments for the payment of money in an aggregate amount in excess of $100,000,000 (after reducing such judgment amount by the portion thereof covered by insurance (other than under a self-insurance program, excluding any insurance provided by a captive insurance subsidiary or similar vehicle or arrangement)) shall be rendered against the Company, any Restricted Subsidiary or any Significant Subsidiary or any combination thereof and the same shall continue for a period of 60 consecutive days without being vacated, discharged, stayed, satisfied or bonded pending appeal;

(k)one or more ERISA Events shall have occurred that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect; or

(l)(i) a Change in Control shall occur or (ii) any “change of control” (or similar event, however denominated) with respect to the Company under and as defined in any indenture or other agreement relating to Material Indebtedness of the Company, any Restricted Subsidiary or any Significant Subsidiary under which senior notes or other debt securities may be issued shall occur and such “change of control” (or similar event, however denominated) shall have caused, or shall enable or permit the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause, such Material Indebtedness to be required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity (it is understood that no Event of Default shall occur in respect of any Material Indebtedness under this clause (l)(ii) until all grace periods applicable under the terms of such Material Indebtedness have expired and all notice requirements applicable under the terms of such Material Indebtedness have been met);

then, at any time thereafter during the continuance of such event (other than an event with respect to the Company described in clause (h) or (i) of this Section 7.01), the Administrative Agent shall at the written request of the Required Lenders, by written notice to the Company, take any or all of the following actions, at the same or different times during the continuance of such event:  (A) terminate the Revolving Credit Commitments, (B) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company hereunder, shall become due and payable immediately, and (C) require the deposit of cash collateral in respect of LC Exposures as provided in Section 2.05(n), in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in the case of any event with respect to the Company described in clause (h) or (i) of this Section 7.01, the Revolving Credit Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Company hereunder, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

Article VIII

The Administrative Agent

SECTION 8.01.Appointment and Authorization of Administrative Agent.  Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as Administrative Agent under this Agreement and the other Loan Documents, and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

SECTION 8.02.Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.

SECTION 8.03.Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents with respect to the Administrative Agent, and the Administrative Agent’s duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and the Administrative Agent shall not be liable for the failure to disclose, any information relating to the Company, any Subsidiary or any other Affiliate thereof that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), in accordance with the terms of the Loan Documents, or in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment).  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Company, any Lender or any Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Without limiting the foregoing, neither the Administrative Agent nor the Sustainability Structuring Agent (x) shall have any duty to ascertain, inquire into or otherwise independently verify any informational materials focused on environmental, social and governance targets to be used in connection the credit facility describe in this Agreement, including any information based upon the information provided by the Company with respect to the applicable KPI Metrics and (y) shall have any responsibility for (or liability in respect of) the completeness or accuracy of any such information. Each party hereto hereby agrees that the Administrative Agent shall not have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any Sustainability Rate Adjustment or Sustainability Commitment Fee Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any Sustainability Certificate or notice as to a Sustainability Certificate Inaccuracy (and the Administrative Agent and the Sustainability Structuring Agent may rely conclusively on any such certificate or notice, without further inquiry).  The Administrative Agent neither warrants nor accepts responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of the term “Term SOFR Rate” (or any component thereof) or with respect to any comparable or successor rate thereto, or replacement rate therefor.

SECTION 8.04.Reliance by Administrative Agent.   The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message,

Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof).  The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof.  Upon the request by the Administrative Agent at any time, the Lenders will confirm in writing whether an action may be taken by it (and the Administrative Agent may deem the failure to respond to any such request in a timely manner as approval).  In determining compliance with any condition hereunder to the making of a Loan or the issuance, amendment, renewal or extension of any Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank, as applicable, unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank, as applicable, prior to the making of such Loan or such event as to such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it with reasonable care, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05.Delegation of Duties.  The Administrative Agent may perform any or all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any or all of their duties and exercise their rights and powers through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any of its sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 8.06.Resignation of Administrative Agent; Resignation of Sustainability Structuring Agent.

(a)Subject to the terms of this paragraph, the Administrative Agent may resign at any time from its capacity as such.  In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the Lenders, the Issuing Banks and the Company.  Upon receipt of any such notice of resignation, the Company shall have the right, subject to the consent of the Required Lenders (with Lenders hereby agreeing to act promptly with respect to any request by the Company for such consent), unless a Payment or Bankruptcy Event of Default shall have occurred and be continuing, in which case the Required Lenders shall have the right, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  If the Person serving as the Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as the Administrative Agent and, subject to the consent of the Company (not to be unreasonably withheld, conditioned or delayed) so long as no Payment or Bankruptcy Event of Default shall have occurred and be continuing, appoint a successor. Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents.  The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Company and such successor.  Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Company, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the retiring Administrative Agent for the account of any Person other than the retiring Administrative Agent shall be made directly to such Person, (ii) all notices and other communications required or contemplated to be given or made to the retiring Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank and (iii) if applicable, the retiring Administrative Agent may continue to hold, on behalf of the Revolving Lenders and the Issuing Banks, any cash collateral received by it pursuant to Section 2.05(n).  Following the effectiveness of the Administrative Agent’s resignation or removal from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as the Administrative Agent or while holding cash collateral as contemplated by the immediately preceding sentence.

(b)The Sustainability Structuring Agent may at any time give notice of its resignation to the Administrative Agent, the Lenders, the Issuing Banks and the Company, which resignation shall be effective on the date set forth in such notice, which date shall not be less than 10 Business Days following the date of receipt of such notice by the Company and the Administrative Agent (the “Sustainability Structuring Agent Resignation Effective Date”).  Upon receipt of any such notice of resignation, the Company shall have the right to appoint a successor, which shall be a Lender or Affiliate of a Lender; provided that in no event shall any such successor Sustainability Structuring Agent be a Defaulting Lender.  With effect from the Sustainability Structuring Agent Resignation Effective Date, the retiring Sustainability Structuring Agent shall be discharged from any duties and obligations hereunder and under the other Loan Documents.  Upon the acceptance of a successor’s appointment as Sustainability Structuring Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Sustainability Structuring Agent (other than any rights to indemnity payments owed to the retiring Sustainability Structuring Agent), and the retiring Sustainability Structuring Agent shall be discharged from any duties and obligations hereunder or under the other Loan Documents.  After the retiring Sustainability Structuring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Sustainability Structuring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Sustainability Structuring Agent was acting as Sustainability Structuring Agent.

SECTION 8.07.Non-Reliance on Administrative Agent and Other Lenders.   Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Revolver Facility Arrangers, the Sustainability Structuring Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Revolver Facility Arrangers, the Sustainability Structuring Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.  Without limitation of the foregoing, each Lender and each Issuing Bank also acknowledges and agrees that (a) none of the Administrative Agent, the Sustainability Structuring Agent or the Revolver Facility Arrangers, acting in such capacities, have made any assurances as to (i) whether the terms and conditions of this Agreement and the other Loan Documents meets such Lender’s or Issuing Bank’s criteria or expectations with regard to environmental impact and sustainability performance, and (ii) whether any characteristics of this Agreement and the other Loan Documents, including the characteristics of the relevant key performance indicators to be determined in connection with any increase or decrease in the Applicable Rate for Loans and/or the Applicable Rate for Commitment Fees, including the Company’s environmental and sustainability criteria, meet any industry standards for sustainability-linked credit facilities and (b) each such Lender and Issuing Bank has performed its own independent investigation and analysis of this Agreement and the other Loan Documents and whether this Agreement and the other Loan Documents meet such Lender’s criteria or expectations with regard to environmental impact and/or sustainability performance.  Each Lender, by delivering its signature page to this Agreement, or delivering its signature page to an Assignment and Assumption or any other document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on or prior to such date and on the Effective Date.

SECTION 8.08.Administrative Agent May File Proofs of Claim.  In case of any proceeding with respect to the Company under any United States (Federal or state) or foreign bankruptcy, insolvency, receivership, winding-up or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the

Administrative Agent shall have made any demand on the Company) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letters of Credit and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.14,  2.15,  2.16 and 9.03) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or other holders of any Obligations, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).

SECTION 8.09.No Reliance on Administrative Agent’s Customer Identification Program.  Each Lender and Issuing Bank acknowledges and agrees that neither such Lender or Issuing Bank, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Issuing Bank’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Corruption Laws, including any programs involving any of the following items relating to or in connection with any of the Company, its Affiliates or its agents, the Loan Documents or the transactions hereunder or contemplated hereby: (a) any identity verification procedures, (b) any recordkeeping, (c) comparisons with government lists, (d) customer notices or (e) other procedures required under the CIP Regulations or such other laws.

SECTION 8.10.Lender ERISA Representations.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Revolver Facility Arrangers, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) clause (i) of the immediately preceding paragraph is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) of the immediately preceding paragraph, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and the Revolver Facility Arrangers, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company, that none of the Administrative Agent or the Revolver Facility Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 8.11.No Other Duties; Etc.  Notwithstanding anything herein to the contrary, none of the Revolver Facility Arrangers, the Sustainability Structuring Agent, the Syndication Agent or the Documentation Agents shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities and exculpatory provisions provided for hereunder or thereunder.

SECTION 8.12.Tax Withholdings.   To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender or Issuing Bank an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.16, each Lender and Issuing Bank shall indemnify and hold harmless the Administrative Agent against, within 10 days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of any Lender or Issuing Bank, as applicable, for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender or Issuing Bank, as applicable, failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by the Administrative Agent shall be conclusive absent manifest error.  Each Lender and Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or Issuing Bank, as applicable, under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph.  The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

SECTION 8.13.Beneficiaries.   Except with respect to Section 8.06, the provisions of this Article are solely for the benefit of the Administrative Agent, the Revolver Facility Arrangers, the Sustainability Structuring Agent, the Lenders and the Issuing Banks, and the Company shall not have any rights as a third party beneficiary of any such provisions.

SECTION 8.14.Erroneous Payments.

(a)If the Administrative Agent notifies a Lender, Issuing Bank, or any Person who has received funds on behalf of a Lender or Issuing Bank (any such Lender, Issuing Bank, or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting immediately preceding clause (a), each Lender, Issuing Bank, or any Person who has received funds on behalf of a Lender or Issuing Bank, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the

Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)such Lender or Issuing Bank shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.14(b).

(c)Each Lender or Issuing Bank hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Bank under any Loan Document, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf)  (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment  Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Company) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any notes evidencing such Loans to the Company or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement.  In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Issuing Bank under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Company, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Company for the purpose of making such Erroneous Payment.

(f)To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to  an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 8.14 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Article IX

Miscellaneous

SECTION 9.01.Notices.

(a)Except in the case of notices and other communications expressly permitted to be given by telephone and subject to paragraph (b) of this Section, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or other electronic communication (including email), as follows:

(i)if to the Company, the Administrative Agent, or PNC in its capacity as an Issuing Bank or a Swingline Lender, to it at the address specified for such Person on Schedule 9.01;

(ii)if to any other Lender, to it at its address set forth in its Administrative Questionnaire;

(iii)if to any other Issuing Bank, to it at the address specified in clause (ii) above or, if such Issuing Bank shall not also be a Lender, to it at the address most recently specified by it in a notice delivered to the Administrative Agent and the Company; and

(iv)if to any other Swingline Lender, to it at the address specified in clause (ii) above or, if such Swingline Lender shall not also be a Lender, to it at the address most recently specified by it in a notice delivered to the Administrative Agent and the Company.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (but if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); and notices delivered through electronic communications to the extent provided in paragraph (b) of this Section shall be effective as provided in such paragraph. The term address as used above may refer to a physical or electronic address (or contact number).

(b)Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communications (including email and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent (acting reasonably) (it being understood that, except as set forth in the following proviso, the Company may deliver notices and other communications to the Lenders and Issuing Banks by email); provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  Any notices or other communications to the Administrative Agent or the Company may be delivered or furnished by email.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received when sent unless the sender receives notice from the intended recipient that such recipient is not reachable at such address or is “out of office” or a response from the intended recipient of similar import; provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient; and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)Any party hereto may change its address, telephone or fax number or email address for notices and other communications hereunder by notice to the other parties hereto.

(d)The Administrative Agent may, but shall not be obligated to, make any Communication by posting such Communication on Debt Domain, IntraLinks, SyndTrak or a similar electronic transmission system (the “Platform”).  The Platform is provided “as is” and “as available”.  None of the Company, the Administrative Agent nor any of their respective Related Parties warrants, or shall be deemed to warrant, the adequacy of the Platform, and the Company and the Administrative Agent expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Company, the Administrative Agent or any of their respective Related Parties in connection with the Communications or the Platform.  In no event shall the Company or the Subsidiaries, the Administrative Agent or any of their respective Related Parties have any liability to the Company, any Lender, any Issuing Bank or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise), arising out of the Company’s or the Administrative Agent’s transmission of Communications through the Platform; provided that nothing in this paragraph (d) shall limit the Company’s indemnity and reimbursement obligations set forth in Section 9.03, including such indemnity and reimbursement obligations with respect to any damages, including direct or indirect, special, incidental or consequential damages, losses or expenses  arising out of, in connection with or as a result of any claim, litigation, investigation or proceeding brought against any Indemnitee by any third party.  Neither the Company nor the Administrative Agent is responsible for approving or vetting the representatives or contacts of any Lender or Issuing Bank that are added to the Platform.

SECTION 9.02.Waivers; Amendments.  (a)    No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by Section 9.02(b) or 9.02(c), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  Without limiting the generality of the foregoing, the execution and delivery of this Agreement or any other Loan Document, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank or any Affiliate of any of the foregoing may have had notice or knowledge of such Default at the time.

(b)Except as provided in Section 9.02(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Company and the Administrative Agent, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (other than any waiver of any default interest applicable pursuant to Section 2.12(d),  waivers, amendments or modifications to any mandatory prepayments added to this Agreement after the Effective Date or as expressly set forth in Section 2.21(c)), (iii) postpone the scheduled maturity date of any Loan or the required date of reimbursement of any LC Disbursement or any scheduled date fixed for the payment of any principal, interest or fees payable under any Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby, (iv) change Section 2.17(b) or 2.17(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly and adversely affected thereby, or (v) change any of the provisions of this paragraph or the percentage set forth in the definition of the term “Required Lenders” or “Majority in Interest” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each directly and adversely affected Lender, provided that, with the consent of the Required Lenders or in accordance with Section 2.19 or 2.22, the provisions of this paragraph and the definition of the term “Required Lenders” or “Majority in Interest” may be amended to include references to any new class of commitments or loans created under this Agreement (or to lenders extending such commitments or loans); provided further that no amendment, waiver or other modification of this Agreement or any other Loan Document shall amend, modify or otherwise directly and adversely affect the rights or duties of the Administrative Agent, the Sustainability Structuring Agent, any Swingline Lender or any Issuing Bank without the prior written consent of the Administrative Agent, the Sustainability Structuring Agent, such Swingline Lender or such Issuing Bank, as the case may be.

(c)Notwithstanding anything to the contrary in paragraph (a) or (b) of this Section:

(i)without the consent of any other Person, the Company and the Administrative Agent (each in its sole discretion) may waive, amend or otherwise modify any Loan Document by an agreement in writing entered into by the Company and the Administrative Agent to (A) correct, amend, cure or resolve any ambiguity, omission, defect, typographical error, inconsistency, manifest error or mistake in such Loan Document, (B) make administrative and operational changes not adverse to any Lender or (C) otherwise enhance the rights and benefits of the Lenders and/or any Issuing Bank; provided that, in each case, any such waiver, amendment or modification shall become effective without any further action or the consent of any other Person if the same is not objected to in writing by the Required Lenders within five Business Days following receipt by the Lenders of written notice thereof;

(ii)no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of Section 9.02(b) and then only in the event such Defaulting Lender shall be directly and adversely affected by such amendment, waiver or other modification;

(iii)in the case of any amendment, waiver or other modification referred to in the first proviso of Section 9.02(b), no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Lender that receives payment in full of the principal of and interest accrued on each Loan made by such Lender, and all other amounts owing to or accrued for the account of such Lender under this Agreement and the other Loan Documents, at the time such amendment, waiver or other modification becomes effective and whose Commitments terminate by the terms and upon the effectiveness of such amendment, waiver or other modification;

(iv)any amendment, waiver or other modification of this Agreement or any other Loan Document that by its express terms affects the rights or duties hereunder or thereunder of the Lenders of one or more Classes (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Company, the Administrative Agent and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time;

(v)this Agreement and the other Loan Documents may be amended in the manner provided in Sections 2.04(e),  2.05(i),  2.13(b),  2.19 and 2.22 and as provided in the definition of the terms “LC Commitment” and “Swingline Commitment”;

(vi)an amendment to this Agreement contemplated by the last sentence of the definition of the term “Applicable Rate” may be made pursuant to an agreement or agreements in writing entered into by the Company, the Administrative Agent and the Required Lenders; and

(vii)this Agreement may be amended (or amended and restated) with the prior written consent of the Required Lenders, the Administrative Agent and the Company (A) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (B) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(d)The Administrative Agent may, but shall have no obligation to, with the consent of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 9.03.Expenses; Indemnity; Damage Waiver.   (a)  The Company shall pay (i) all reasonable and documented out‑of‑pocket expenses incurred by the Administrative Agent, the Sustainability Structuring Agent and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for any of the foregoing (but limited to a single primary counsel and, if necessary, a single local counsel in each relevant material jurisdiction (which may be a single local counsel acting in multiple jurisdictions), in each case, for the Administrative Agent , the Sustainability Structuring Agent and their respective Affiliates taken as a whole), in connection with the structuring, arrangement and syndication of the credit facilities provided for herein, including the preparation, execution and delivery of the Engagement Letter, and the Fee Letter, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Sustainability Structuring Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for any of the foregoing, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)The Company shall (i) indemnify and hold harmless each of the Administrative Agent (and any sub-agent thereof), the Revolver Facility Arrangers, the Sustainability Structuring Agent, the Syndication Agent, the Documentation Agents, each Lender and each Issuing Bank, and each Related Party of any of the foregoing (each such Person being called an “Indemnitee”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, that may be brought or asserted against any Indemnitee (the “Indemnified Losses”) as a result of or arising out of or in connection with (A) the Engagement Letter, the Fee Letter, this Agreement, the other Loan Documents or the Transactions or any other transactions contemplated thereby, (B) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (C) any actual or alleged presence or Release of Hazardous Materials at, under, on or from any property currently or formerly owned or operated by the Company or any Subsidiary, or any other liability under Environmental Laws related in any way to the Company or any Subsidiary or (D) any claim, litigation, investigation or proceeding relating to any of the foregoing (a “Proceeding”), regardless of whether any such Indemnitee is a party thereto (and regardless of whether such Proceeding is initiated by a third party or by the Company or any of its subsidiaries, Affiliates or equity holders), and (ii) reimburse each Indemnitee from time to time, upon presentation of a summary statement, for any reasonable and documented out-of-pocket legal or other expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnitee, apply to losses, claims, damages, liabilities or related expenses to the extent (A) they are found in a final, nonappealable judgment of a court of competent jurisdiction to have resulted from (1) the willful misconduct, gross negligence or bad faith of such Indemnitee or a Related Party of such Indemnitee or (2) a material breach by such Indemnitee or its Affiliates of their obligations under this

Agreement or (B) arising out of or in connection with any Proceeding that does not involve an act or omission of the Company or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than against the Revolver Facility Arrangers, the Sustainability Structuring Agent, the Administrative Agent or another named agent, in each case, acting in its capacity or fulfilling its role as such), provided further that (x) such legal expenses shall be limited to the fees, disbursements and other charges of a single primary firm of counsel to the Indemnitees, taken as a whole, and, if necessary, a single local counsel to the Indemnitees, taken as a whole, in each relevant material jurisdiction (which may be a single local counsel acting in multiple jurisdictions) (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Company of such conflict and thereafter retains its own single firm of counsel (or, if necessary, its own single firm of local counsel in each relevant material jurisdiction (which may be a single local counsel acting in multiple jurisdictions)), of such conflict counsel for such affected Indemnitee and all similarly situated Indemnitees, taken as a whole) and (y) each Indemnitee shall promptly repay to the Company all amounts previously paid by the Company pursuant to the foregoing provisions to the extent that such Indemnitee is found in a final, nonappealable judgment of a court of competent jurisdiction not to be entitled to indemnification hereunder as contemplated by the immediately preceding proviso.

(c)To the extent that the Company fails indefeasibly to pay any amount required under paragraph (a) or (b) of this Section to the Administrative Agent (or any sub-agent thereof), any Issuing Bank, any Swingline Lender or any Related Party of any of the foregoing (and without limiting its obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank, such Swingline Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent), such Issuing Bank or such Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Bank or such Swingline Lender.

(d)To the fullest extent permitted by applicable law, the Company shall not assert, or permit any of its controlled Related Parties to assert, and the Company hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent arising from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final and nonappealable judgment, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)To the fullest extent permitted by applicable law, the Administrative Agent, the Revolver Facility Arrangers, the Sustainability Structuring Agent, the Issuing Banks, the Lenders, the Syndication Agent and the Documentation Agents shall not assert, or permit any of their respective controlled Related Parties to assert, and each of them hereby waives, any claim against the Company or any of its Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this paragraph (e) shall limit the Company’s indemnity and reimbursement obligations set forth in this Section 9.03, including such indemnity and reimbursement obligations with respect to any special, indirect, consequential or punitive damages arising out of, in connection with or as a result of any claim, litigation, investigation or proceeding brought against any Indemnitee by any third party.

(f)All amounts due under this Section 9.03 shall be payable promptly after written demand therefor.

SECTION 9.04.Successors and Assigns.    (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) other than as expressly permitted by Section 6.02(a)(ii)(B), the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04 (and any attempted assignment or transfer by any Lender not permitted by this Section 9.04 shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), sub-agents of the Administrative Agent, Participants (to the extent provided in paragraph (c) of this Section), the Revolver Facility Arrangers, the Sustainability Structuring Agent, the Syndication Agent, the Documentation Agents and, to the extent expressly contemplated hereby, the Related Parties of the foregoing) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:

(A)the Company; provided that no consent of the Company shall be required for an assignment to a Lender or an Affiliate of a Lender or, if a Payment or Bankruptcy Event of Default has occurred and is continuing, any other Eligible Assignee;

(B)the Administrative Agent;

(C)each Issuing Bank; and

(D)each Swingline Lender.

(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender or an Affiliate of a Lender, or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Company and the Administrative Agent otherwise consents; provided that no such consent of the Company shall be required if a Payment or Bankruptcy Event of Default has occurred and is continuing;

(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Platform), together with a processing and recordation fee of $3,500, provided that (x) only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender and (y) such processing and recordation fee may be waived by the Administrative Agent in its sole discretion; and

(D)the assignee, if it shall not already be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.16(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including United States (Federal or State) and foreign securities laws.

(iii)Subject to acceptance and recording thereof pursuant to Section 9.04(b)(iv), from and after the effective date specified in each Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Platform) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14,  2.15,  2.16 and 9.03); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).

(iv)The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Company and, as to entries pertaining to it, any Issuing Bank or Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)Upon receipt by the Administrative Agent of an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Platform) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.16(f) (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section 9.04 or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto.  Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section 9.04 with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.  The Administrative

Agent shall have no responsibility or liability for an assignment to a Person that is not an Eligible Assignee.

(c)(i) Any Lender may, without the consent of the Company, the Administrative Agent, any Swingline Lender or any Issuing Bank, sell participations to one or more Eligible Assignees (“Participants”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Company, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and/or obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii) or (iii) of the first proviso to Section 9.02(b) that directly and adversely affects such Participant.  The Company agrees that each Participant shall be entitled to the benefits of Sections 2.14,  2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(b);  provided that such Participant (x) agrees to be subject to the provisions of Sections 2.17 and 2.18 as if it were an assignee under Section 9.04(b) and (y) shall not be entitled to receive any greater payment under Section 2.14 or 2.16 with respect to any participation than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 2.18(b) with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

(ii)Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain records of the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or other rights and/or obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that any such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as such) shall have no responsibility for maintaining a Participant Register.

(d)Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or grant to secure obligations to a Federal Reserve Bank or other central bank, and this Section 9.04 shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05.Survival.   All representations and warranties made by the Company in the Loan Documents or other documents delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto or thereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any of the Administrative Agent, the Revolver Facility Arrangers, the Sustainability Structuring Agent, the Syndication Agent, the Documentation Agents, the Issuing Banks, the Lenders or any Related Party of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document was executed and delivered or any credit was extended hereunder, and all representations and warranties made by the Company and all covenants and agreements of the Company (for the avoidance of doubt, when in effect) contained in the Loan Documents or other documents delivered in connection with or pursuant to this Agreement or any other Loan Document shall continue in full force and effect as long as Payment in Full has not occurred.  Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the Facilities, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Company (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or other arrangements satisfactory to such Issuing Bank having been made), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents (including for purposes of determining whether the Company is required to comply with Articles V and VI hereof, but excluding Sections 2.14, 2.15, 2.16 and 9.03 and any expense reimbursement or indemnity provisions set forth in any other Loan Document), and the Revolving Credit Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(f).  The provisions of Sections 2.14,  2.15,  2.16,  2.17(d) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.Counterparts; Integration; Effectiveness; Electronic Execution.

(a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) changes to the LC Commitment of any Issuing Bank or the Swingline Commitment of any Swingline Lender constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (but notwithstanding anything herein to the contrary, do not supersede any provisions of the Engagement Letter or the Fee Letter with respect to the Facilities that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect).  This Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02), and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)Delivery of an executed counterpart of a signature page of this Agreement by fax or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execution”,  “execute”,  “signed”,  “signature” and words of like import in or related to any document to be signed in connection with this Agreement (including any Assignment and Assumptions, amendments and other notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on the Platform, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that that notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

SECTION 9.07.Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.Right of Setoff.   If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank and each Affiliate of any of the foregoing is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Issuing Bank or by such an Affiliate to or for the credit or the account of the Company against any of and all the obligations of the Company then due to such Lender or Issuing Bank or any Affiliate of any of the foregoing now or hereafter existing under this Agreement or any other Loan Document held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company are owed to a branch, office or Affiliate of such Lender or Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness.  The rights of each Lender and Issuing Bank and each Affiliate of any of the foregoing under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or Issuing Bank or such Affiliate may have.  Each Lender and Issuing Bank agrees to promptly notify the Company and the Administrative Agent after any such setoff and application; provided that the failure to give notice shall not affect the validity of such setoff and application.

SECTION 9.09.Governing Law; Jurisdiction; Consent to Service of Process.

(a)This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(b)Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the United States District Court of the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County in the Borough of Manhattan, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or any other Loan Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such Federal court (or in the event such court lacks subject matter jurisdiction, such New York State court).  Each party hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.09(b).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.WAIVER OF JURY TRIAL.   EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY

OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.Confidentiality.  Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood that the Persons to whom such disclosure is made either are informed of the confidential nature of such Information and instructed to keep such Information confidential or are subject to customary confidentiality obligations of employment or professional practice, (b) to the extent required or requested by any Governmental Authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case such Person agrees to inform the Company promptly thereof prior to such disclosure to the extent practicable and not prohibited by applicable law (except with respect to any audit or examination conducted by bank accountants or any Governmental Authority exercising examination or regulatory authority)), (c) to the extent required by applicable law or by any subpoena or similar legal process (in which case such Person agrees to inform the Company promptly thereof prior to such disclosure to the extent practicable and not prohibited by applicable law), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document, the enforcement of rights hereunder or thereunder or any Transactions, (f) subject to an agreement containing confidentiality undertakings substantially the same as those of this Section 9.12 (which shall be deemed to include those required to be made in order to obtain access to information posted on IntraLinks, SyndTrak or any other Platform), to any assignee of or Participant in (or its Related Parties), or any prospective assignee of or Participant in (or its Related Parties), any of its rights or obligations under this Agreement, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or the Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency to the extent required in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Company, (i) to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement or any other Loan Document, provided that such information is limited to the information about this Agreement and the other Loan Documents, or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Administrative Agent, any

Issuing Bank, any Lender or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than the Company or any Subsidiary that is not known by the Administrative Agent, such Lender, such Issuing Bank or such Affiliate to be prohibited from disclosing such Information to such Persons by a legal, contractual, or fiduciary obligation to the Company or any Subsidiary.  For purposes of this Section 9.12,  “Information” means all information received from the Company or any Subsidiary relating to the Company, or any of its subsidiaries or their businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank, any Lender or any Affiliate of any of the foregoing on a nonconfidential basis prior to disclosure by the Company or any Subsidiary; provided that, in the case of information received from the Company or any Subsidiary after the Effective Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  It is agreed that, notwithstanding the restrictions of any prior confidentiality agreement binding on the Administrative Agent, the Sustainability Structuring Agent or any Revolver Facility Arranger, such Persons may disclose Information as provided in this Section 9.12.  The Company consents to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Company and the Subsidiaries.

SECTION 9.13.Interest Rate Limitation.  Notwithstanding anything herein to the contrary, the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder.

SECTION 9.14.USA PATRIOT Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Company in accordance with the USA PATRIOT Act.

SECTION 9.15.No Fiduciary Relationship.   The Company, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Company and its Affiliates, on the one hand, and the Administrative Agent, the Sustainability Structuring Agent, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the

Sustainability Structuring Agent, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.  The Administrative Agent, the Revolver Facility Arrangers, the Sustainability Structuring Agent, the Lenders, the Issuing Banks and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and none of the Administrative Agent, the Revolver Facility Arrangers, the Sustainability Structuring Agent, the Lenders, the Issuing Banks or their Affiliates has any obligation to disclose any of such interests to the Company or any of its Affiliates.  To the fullest extent permitted by law, the Company hereby waives and releases any claims that it or any of its Affiliates may have against the Administrative Agent, the Revolver Facility Arrangers, the Sustainability Structuring Agent, the Lenders, the Issuing Banks or their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.16.Non-Public Information.   (a) Each Lender and Issuing Bank acknowledges that all information, including requests for waivers and amendments, furnished by the Company or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI.  Each Lender and Issuing Bank represents to the Company and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including United States (Federal or state) and foreign securities laws.

(b)The Company and each Lender and Issuing Bank acknowledge that, if information furnished by or on behalf of the Company pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Platform, (i) the Administrative Agent may post any information that the Company has indicated as containing MNPI solely on that portion of the Platform designated for Private Side Lender Representatives and (ii) if the Company has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform designated for Private Side Lender Representatives.  The Company agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Company that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agent shall be entitled to rely on any such designation by the Company without liability or responsibility for the independent verification thereof.

(c)If the Company does not file this Agreement with the SEC, then the Company hereby authorizes the Administrative Agent to distribute the execution version of this Agreement and the Loan Documents to all Lenders and Issuing Banks, including their Public Side Lender Representatives.  The Company acknowledges its understanding that Lenders and Issuing Banks, including their Public Side Lender Representatives, may be trading in securities of the Company and its Affiliates while in possession of the Loan Documents.

(d)The Company represents and warrants that none of the information contained in the Loan Documents constitutes or contains MNPI.  To the extent that any of the executed Loan Documents at any time constitutes MNPI, the Company agrees that it will promptly make such information publicly available by press release or public filing with the SEC.

SECTION 9.17.Acknowledgement and Consent to Bail-In of EEA Financial Institutions1.2.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.18.Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for interest rate hedge agreements or contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(i)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such

Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(ii)As used in this Section 9.18, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(a)a  “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)a  “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)a  “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

Daniel J. Schuller Executive Vice President and Chief Financial Officer
ESSENTIAL UTILITIES, INC. by /s/ Daniel J. Schuller Name: Daniel J. Schuller Title: Executive Vice President and Chief Financial Officer

[Signature Page to Essential Utilities, Inc. Credit Agreement]

______________________________ Name: Title:
PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent, a Swingline Lender, a Lender and an Issuing Bank, by_/s/ Domenic D’Ginto Name: Domenic D’Ginto Title: Managing Director

[Signature Page to Essential Utilities, Inc. Credit Agreement]

CoBANK, ACB, as Lender: by /s/ Jared Greene Name: Jared Greene Title: Assistant Corporate Secretary

[Signature Page to Essential Utilities, Inc. Credit Agreement]

BANK OF AMERICA, N.A., as Lender: by /s/ Richard R. Powell Name: Richard R. Powell Title: Senior Vice President

[Signature Page to Essential Utilities, Inc. Credit Agreement]

ROYAL BANK OF CANADA, as Lender: by /s/ Meg Donnelly Name: Meg Donnelly Title: Authorized Signatory

[Signature Page to Essential Utilities, Inc. Credit Agreement]

THE HUNTINGTON NATIONAL BANK, as Lender: by /s/ Nolan Woodbury Name: Nolan Woodbury Title: Assistant Vice President

[Signature Page to Essential Utilities, Inc. Credit Agreement]

ARCLAYS BANK PLC, as Lender:
BARCLAYS BANK PLC, as Lender: by /s/ Sydney G. Dennis Name: Sydney G. Dennis Title: Director

[Signature Page to Essential Utilities, Inc. Credit Agreement]

CITIZENS BANK, N.A., as Lender: by /s/ A. Paul Dawley Name: A. Paul Dawley Title: Senior Vice President

[Signature Page to Essential Utilities, Inc. Credit Agreement]

THE TORONTO-DOMINION BANK, as Lender: by /s/ Betty Chang Name: Betty Chang Title: Authorized Signatory

[Signature Page to Essential Utilities, Inc. Credit Agreement]

WELLS FARGO BANK, N.A., as Lender: by /s/ Whitney Shellenberg Name: Whitney Shellenberg Title: Vice President

Schedule 2.0
to the Credit Agreement

Commitments

LENDERS	REVOLVING CREDIT COMMITMENT
PNC Bank, National Association	$185,000,000
CoBank, ACB	$155,000,000
Bank of America, N.A.	$120,000,000
Royal Bank of Canada	$120,000,000
The Huntington National Bank	$120,000,000
Barclays Bank PLC	$75,000,000
Citizens Bank, N.A.	$75,000,000
The Toronto-Dominion Bank	$75,000,000
Wells Fargo Bank, N.A.	$75,000,000
TOTAL	$1,000,000,000

Schedule 2.05
to the Credit Agreement

Existing Letters of Credit

BENEFICIARY	AMOUNT	LC NUMBER	EXPIRY DATE
ACE American Insurance Company	$5,772,854.00	18102393-00	10/28/2023
State of North Carolina	$208,494.14	18119416-00	6/7/2023
South Whitehall Township	$25,000.00	18123298-00	3/10/2023
Liberty Mutual Insurance Company	$2,300,000.00	18124638-00	10/27/2023
Liberty Mutual Insurance Company	$92,000.00	18128630-00	9/29/2023
Brickstreet Mutual Insurance	$323,000.00	18128631-00	9/29/2023
Bureau of Workers’ Compensation	$600,000.00	18129149-00	11/27/2023
State of North Carolina	$711,067.09	18131315-00	6/12/2023
Everest National Insurance Company	$3,248,251.00	18132544-00	11/1/2023
Brickstreet Mutual Insurance	$1,402,200.00	18132761-00	1/16/2023
Liberty Mutual Insurance Company	$448,000.00	18132764-00	1/16/2023
Everest National Insurance Company	$2,800,210.00	18134662-00	6/1/2023
Township of Abington	$177,400.00	18135969-00	9/8/2023
New Hanover Township	$224,174.10	18135076-00	11/4/2023
Upper Moreland Township	$125,332,57	18135114-00	9/15/2023
Township of Bristol	$581,900.00	18136229-00	5/5/2023

Schedule 2.21
to the Credit Agreement

Sustainability Table

Test Period
Sustainability Performance Measure	Change in Applicable Rate for Loans	Change in Applicable Rate for Commitment Fees	Reference Year 2022 (assessed in 2023)	Reference Year 2023 (assessed in 2024)	Reference Year 2024 (assessed in 2025)	Reference Year 2025 (assessed in 2026)	Reference Year 2026 (assessed in 2027)
KPI 1 Target A	- 4.0 bps	- 0.80 bps	≥ 16.5%	≥ 19.0%	≥ 21.5%	≥ 23.0%	≥ 25.5%
KPI 1 Threshold A	+ 4.0 bps	+ 0.80 bps	< 15.7%	< 18.1%	< 20.4%	< 21.9%	< 24.2%
KPI 2 Target B	- 1.0 bps	- 0.20 bps	N/A	≥ 16.5%	≥ 16.7%	≥ 17.0%	≥ 17.3%
	+ 1.0 bps	+ 0.20 bps	N/A	< 16.5%	< 16.7%	< 17.0%	< 17.3%

Schedule 3.06(b)
to the Credit Agreement

Environmental Matters

None.

Schedule 3.14
to the Credit Agreement

Subsidiaries

Subsidiary Name	Jurisdiction of Organization	Restricted or Unrestricted	Significant Subsidiary [Yes/No]
1.Aqua Acquisition Corporation	Pennsylvania	Restricted	No
2.Essential Initiatives	Pennsylvania	Restricted	No
3.The Essential Foundation	Pennsylvania	Restricted	No
4.Aqua Development, Inc.	Texas	Restricted	No
5.Aqua Georgia, Inc.	Georgia	Restricted	No
6.Aqua Illinois, Inc.	Illinois	Restricted	No
7.Aqua Indiana, Inc.	Indiana	Restricted	No
a.Hendricks County Wastewater, LLC	Indiana	Restricted	No
8.Aqua Indiana - Western Hancock, Inc.	Indiana	Restricted	No
a.Western Hancock Utilities, LLC	Indiana	Restricted	No
9.Aqua Holdings, Inc.	Pennsylvania	Restricted	No
a.Aqua Tanks, LLC	Pennsylvania	Restricted	No
b.Old Dominion Pipeline Company, LLC	Pennsylvania	Restricted	No
10.Aqua Infrastructure, LLC	Pennsylvania	Restricted	No
a.Charlevoix Capital Ventures, LLC	Pennsylvania	Restricted	No
11.Aqua New Jersey, Inc.	New Jersey	Restricted	No
12.Aqua North Carolina, Inc.	North Carolina	Restricted	No

Subsidiary Name	Jurisdiction of Organization	Restricted or Unrestricted	Significant Subsidiary [Yes/No]
13.Aqua Ohio, Inc.	Ohio	Restricted	No
a.Aqua Ohio Wastewater, Inc.	Ohio	Restricted	No
14.Aqua Operations, Inc.	Delaware	Restricted	No
15.Aqua Pennsylvania, Inc.	Pennsylvania	Restricted	Yes
a.Aqua Pennsylvania Wastewater, Inc.	Pennsylvania	Restricted	No
b.Honesdale Consolidated Water Company	Pennsylvania	Restricted	No
16.Aqua Resources, Inc.	Delaware	Restricted	No
a.Aqua Water Specialties	Pennsylvania	Restricted	No
b.Aqua Wastewater Management, Inc.	Pennsylvania	Restricted	No
c.Aqua Infrastructure Rehabilitation Co., LLC	Delaware	Restricted	No
17.Aqua Services, Inc.	Pennsylvania	Restricted	No
18.Aqua Texas, Inc.	Texas	Restricted	No
a.Harper Water Company, Inc.	Texas	Restricted	No
19.Aqua Utilities Florida, Inc.	Florida	Restricted	No
20.Aqua Utilities, Inc.	Texas	Restricted	No
a.Kerrville South Water Company, Inc.	Texas	Restricted	No
21.Aqua Virginia, Inc.	Virginia	Restricted	No
a.Great Bay Utilities, Inc.	Virginia	Restricted	No
22.Utility & Municipal Services, Inc.	Pennsylvania	Restricted	No

Subsidiary Name	Jurisdiction of Organization	Restricted or Unrestricted	Significant Subsidiary [Yes/No]
23.LDC Funding, LLC	Delaware	Restricted	Yes
a.LDC Holdings LLC	Delaware	Restricted	Yes
i.PNG Companies LLC	Delaware	Restricted	Yes
1.PNG Homeworks LLC	Delaware	Restricted	No
2.PNG Gathering LLC	Delaware	Restricted	No
3.Peoples Natural Gas Company LLC	Pennsylvania	Restricted	Yes
4.Peoples Gas Company LLC	Pennsylvania	Restricted	No
5.Peoples Gas WV LLC	West Virginia	Restricted	No
6.Peoples Gas KY LLC	Kentucky	Restricted	No
7.Delta Natural Gas Company Inc.	Kentucky	Restricted	No
8.Delta Resources LLC	Kentucky	Restricted	No
9.Delgasco LLC	Kentucky	Restricted	No
10.Enpro LLC	Kentucky	Restricted	No
b.Peoples Service Company	Pennsylvania	Restricted	No
c.Peoples Gas Marketing LLC	Pennsylvania	Restricted	No
24.Aqua Water Holdings, Inc.	Pennsylvania	Restricted	No
25. Essential Utilities Services, Inc.	Pennsylvania	Restricted	No

Schedule 6.01
to the Credit Agreement

Existing Liens

None.

Schedule 9.01
to the Credit Agreement

Certain Addresses for Notices

If to the Borrower:	Essential Utilities, Inc.
with copies to:	Essential Utilities, Inc.
Morgan, Lewis & Bockius LLP
If to PNC in its capacity as Administrative Agent, Issuing Bank or Swingline Lender:	PNC Bank, National Association
with a copy to:	PNC Firstside Center

EXHIBIT A

[FORM OF]
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement dated as of December 14, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Essential Utilities, Inc., a Pennsylvania corporation (the “Company”), the Lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions referred to above and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of the outstanding rights and obligations of the Assignor under the applicable credit facility identified below (including any Letters of Credit and Swingline Loans included in such credit facility) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.Assignor:  _______________________________________________________________

2.Assignee: _______________________________________________________________

[and is [a Lender] [an Affiliate/Approved Fund of [identify Lender]]  1

3.Borrower: Essential Utilities, Inc., a Pennsylvania corporation

4.Agent: PNC Bank, National Association, as the Administrative Agent under the Credit Agreement

5.Assigned Interest:

Facility Assigned	Aggregate Amount of Commitments/Loans of the applicable Class of all Lenders	Amount of the Commitments/Loans of the applicable Class Assigned[2]	Percentage Assigned of Aggregate Amount of Commitments/Loans of the applicable Class of all Lenders[3]
Revolving Credit Commitments/ Revolving Credit Loans	$	$	%

Effective Date: ________ ___, 20___ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent any tax forms required by Section 2.16(f) of the Credit Agreement and a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable law, including United States (Federal or state) and foreign securities laws.

The terms set forth above are hereby agreed to:	Consented to and Accepted:
, as Assignor,	PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent [and as an Issuing Bank] [and as a Swingline Lender],
By: _______________________________ Name: Title:	By: _______________________________ Name: Title:
________________, as Assignee, [4]	Consented to:
By: _______________________________ Name: Title:	[●], as an Issuing Bank, By: _______________________________ Name: Title:
[●], as a Swingline Lender,
By: _______________________________ Name: Title:
[Consented to: ESSENTIAL UTILITIES, INC.,
By: _______________________________ Name: Title:] [5]

________________________

1Select as applicable.

2Must comply with the minimum assignment amounts set forth in Section 9.04(b)(ii)(A) of the Credit Agreement, to the extent such minimum assignment amounts are applicable.

3Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of the applicable Class of all Lenders.

4The Assignee must deliver to the Company all applicable Tax forms required to be delivered by it under Section 2.16(f) of the Credit Agreement.

5No consent of the Company is required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or if an Event of Default under paragraph (a), (b), (h) or (i) of Section 7.01 of the Credit Agreement has occurred and is continuing.

ANNEX 1 TO
ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1.Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, other than statements made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Documents, (iii) the financial condition of the Company, any Subsidiary or other Affiliate of the Company or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any Subsidiary or other Affiliate of the Company or any other Person of any of their respective obligations under any Loan Document.

1.2.Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof (or, prior to the first such delivery, the financial statements referred to in Section 3.04 thereof), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective

Date and to the Assignee for amounts which have accrued from and after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

[FORM OF]
BORROWING REQUEST

PNC Bank, National Association
as Administrative Agent
1000 Westlakes Drive, Suite 300
Berwyn, PA 19312
Attention: Domenic D’Ginto
Facsimile: (610) 725-5799
Email: domenic.dginto@pnc.com

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of December 14, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Essential Utilities, Inc., a Pennsylvania corporation (the “Company”), the Lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

This notice constitutes a Borrowing Request and the Company hereby gives notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Revolving Credit Borrowing under the Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing:

(A)Class of Borrowing: Revolving Credit

(B)Aggregate principal amount of Borrowing: 1 $_______________________

(C)Date of Borrowing (which is a Business Day): _______________________

(D)Type of Borrowing: 2___________________________________________

(E)Interest Period and the last day thereof: 3 ___________________________

(F)Location and number of account to which proceeds of the requested Borrowing are to be disbursed: [Name of Bank]
(Account No.:
).

[The Issuing Bank to which proceeds of the requested Borrowing are to be disbursed: _____________________________________________] 4

Title:

Very truly yours, ESSENTIAL UTILITIES, INC., By: ______________________________ Name: Title:

________________________________

1 Must comply with Sections 2.01 and 2.02(c) of the Credit Agreement.

2 Specify ABR Borrowing or Term SOFR Rate Borrowing. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.

3 Applicable to Term SOFR Rate Borrowings only. Shall be subject to the definition of “Interest Period” and can be a period of one, three or six months (or such shorter or longer period as shall have been consented to by each Lender participating in such Borrowing). If no Interest Period is specified, then the Company shall be deemed to have selected an Interest Period of one month’s duration. May not end after the Maturity Date then in effect.

4 Specify only in the case of a Revolving Credit ABR Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) of the Credit Agreement.

EXHIBIT C

[FORM OF]
COMPLIANCE CERTIFICATE

Reference is made to the Credit Agreement dated as of December 14, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Essential Utilities, Inc., a Pennsylvania corporation (the “Company”), the Lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

The undersigned, [specify title]  1 of the Company, hereby certifies (solely in [his/her] capacity as such and not individually), as follows:

1.I am a Responsible Officer of the Company.

2.[[USE ONLY IN CONNECTION WITH ANNUAL FINANCIAL STATEMENTS WHERE COMPANY HAS FILED ITS 10-K OR MADE AVAILABLE SUCH FINANCIAL STATEMENTS ON ITS WEBSITE] The consolidated financial statements required by Section 5.01(a) of the Credit Agreement as of the end of and for the fiscal year ended [_____], setting forth in each case in comparative form the figures for the prior fiscal year, together with an audit opinion thereon of [PricewaterhouseCoopers LLP] 2 required by Section 5.01(a) have been filed with the SEC and are available on the website of the SEC at http://www.sec.gov and/or are publicly available on the website of the Company at http://www.essential.co.] 3

[or]

[[USE ONLY IN CONNECTION WITH QUARTERLY FINANCIAL STATEMENTS WHERE COMPANY HAS FILED ITS 10-Q OR MADE AVAILABLE SUCH FINANCIAL STATEMENTS ON ITS WEBSITE] The unaudited consolidated financial statements required by Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter ended [ ] and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the prior fiscal year have been filed with the SEC and are available on the website of the SEC at http://www.sec.gov and/or are publicly available on the website of the Company at http://www.essential.co.] 4

3.I have reviewed the terms of the Credit Agreement and the other Loan Documents and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Company and the Subsidiaries during the accounting period covered by the attached financial statements. The foregoing examination did not disclose, and I have no knowledge of the existence of any condition or event that constitutes a Default or an Event of Default as of the date of this Compliance Certificate[, except as set forth in a separate attachment, if any, to this Compliance Certificate, specifying the details thereof and any action taken or proposed to be taken with respect thereto].

4.The financial covenant analyses and other information set forth on Annex A hereto are true and accurate on and as of the date of this Compliance Certificate.

ESSENTIAL UTILITIES, INC., By: _______________________________ Name: Title:

______________________

1 Must be a Responsible Officer.

2  Or another independent public accounting firm of recognized national standing.

3  Use the following bracketed language if the Company has not filed its 10-K or made annual financial statements publically available and the annual financial statement is being furnished pursuant to this certificate:

4  Use the following bracketed language if the Company has not filed its most recent 10-Q or made quarterly financial statements publically available and quarterly financial statements are being furnished pursuant to this certificate:

Attached as Schedule I hereto are the unaudited consolidated financial statements required by Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter ended [ ] and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the prior fiscal year. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes.

ANNEX A TO
COMPLIANCE CERTIFICATE

AS OF OR FOR THE FISCAL [QUARTER] [YEAR] ENDED [mm/dd/yy].

a.Consolidated Funded Debt: all Indebtedness of the Company and the Subsidiaries determined on a consolidated basis in accordance with GAAP, whether or not required to be reflected on a consolidated balance sheet of the Company in accordance with GAAP, consisting of, without duplication, (i) + (ii) + (iii)[1]  =

$[___,___,___]
(i)borrowed money Indebtedness, including Capital Lease Obligations:	$[___,___,___]
(ii)reimbursement obligations in respect of letters of credit and the like:	$[___,___,___]
(iii)Indebtedness in the nature of a Guarantee of Indebtedness of other Persons of the type described in (i) or (ii) above:	$[___,___,___]
b.Consolidated Shareholders’ Equity: the net book value of the shareholders’ equity of the Company and the Subsidiaries determined on a consolidated basis in accordance with GAAP:	$[___,___,___]
c.Leverage Ratio: (i) / (i) + (ii) =	[__.__]%
(i)Consolidated Funded Debt as of such date (see item a. above):	$[___,___,___]
(ii)Consolidated Shareholders’ Equity as of such date (see item b. above):	$[___,___,___]

____________________

1Whether or not required to be reflected on a consolidated balance sheet of the Company in accordance with GAAP.

EXHIBIT D

[FORM OF]

INTEREST ELECTION REQUEST

PNC Bank, National Association
as Administrative Agent
1000 Westlakes Drive, Suite 300
Berwyn, PA 19312
Attention: Domenic D’Ginto
Facsimile: (610) 725-5799
Email: domenic.dginto@pnc.com

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of December 14, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Essential Utilities, Inc., a Pennsylvania corporation (the “Company”), the Lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

This notice constitutes an Interest Election Request and the Company hereby gives notice, pursuant to Section 2.07 of the Credit Agreement, that it requests the conversion or continuation of a Revolving Credit Borrowing under the Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing and each resulting Borrowing:

1.Borrowing to which this request applies: _______________________________

Principal Amount: __________________________________________________________
Type: ___________________________________________________________________
Interest Period1: __________________________________________________________

2.Effective date of this election2:

3.Resulting Borrowing[s] 3

Principal Amount4: _________________________________________________________
Type5: _________________________________________________________________
Interest Period6: ____________________________________________________________

Very truly yours, ESSENTIAL UTILITIES, INC., By: ______________________________ Name: Title:

_______________

1In the case of a Term SOFR Rate Borrowing, specify the last day of the current Interest Period therefor.

2Must be a Business Day.

3If different options are being elected with respect to different portions of the Borrowing specified in item 1 above, provide the information required by this item 3 for each resulting Borrowing. Each resulting Borrowing shall be in an aggregate amount that is an integral multiple of, and not less than, the amount specified for a Borrowing in Section 2.02(c) of the Credit Agreement.

4Indicate the principal amount of the resulting Borrowing and the percentage of the Borrowing in item 2 above.

5Specify whether the resulting Borrowing is to be an ABR Borrowing or a Term SOFR Rate Borrowing.

6 Applicable only if the resulting Borrowing is to be a Term SOFR Rate Borrowing. Shall be subject to the definition of “Interest Period” and can be a period of one, three or six months (or such shorter or longer period as shall have been consented to by each Lender participating in such Borrowing). If no Interest Period is specified, then the Company shall be deemed to have selected an Interest Period of one month’s duration. May not end after the applicable Maturity Date.

EXHIBIT E

[FORM OF]
SWINGLINE BORROWING REQUEST

PNC Bank, National Association
as Administrative Agent [and as Swingline Lender]
1000 Westlakes Drive, Suite 300
Berwyn, PA 19312
Attention: Domenic D’Ginto
Facsimile: (610) 725-5799
Email: domenic.dginto@pnc.com

[[●], as Swingline Lender]
[ADDRESS]
Attention of [●]
Fax No.: [●]
Email: [●]]

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of December 14, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Essential Utilities, Inc., a Pennsylvania corporation (the “Company”), the Lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

This notice constitutes a Swingline Borrowing Request and the Company hereby gives notice, pursuant to Section 2.04(b) of the Credit Agreement, that it requests a Swingline Loan under the Credit Agreement, and in connection therewith specifies the following information with respect to such Swingline Loan:

(A)Swingline Lender(s) 1:  ______________________________

(B)Aggregate principal amount of Swingline Loan: 2 $[       ]

(C)Date of Borrowing (which is a Business Day): ______________________

(D)Location and number of the account to which proceeds of the requested Swingline Loan are to be disbursed: [Name of Bank]
(Account No.: _________________________________________)

[Issuing Bank to which proceeds of the requested Borrowing are to be disbursed:)]3

Title:
Very truly yours, ESSENTIAL UTILITIES, INC., By: ___________________ Name: Title:

______________________

1 Specify the Swingline Lender(s) that are requested to provide the requested Swingline Borrowing.

2 Must comply with Sections 2.02(c) and 2.04(a) of the Credit Agreement.

3 Specify only in the case of a Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) of the Credit Agreement.

EXHIBIT F-1

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of December 14, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Essential Utilities, Inc., a Pennsylvania corporation (the “Company”), the Lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent in writing and (b) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

[NAME OF LENDER]

By: ________________________________

Name:
Title:

Date: ___________ __, 20[ ]

EXHIBIT F-2

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of December 14, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Essential Utilities, Inc., a Pennsylvania corporation (the “Company”), the Lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable.By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

[NAME OF PARTICIPANT]

By: ______________________________

Name:
Title:

Date: ___________ __, 20[ ]

EXHIBIT F-3

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of December 14, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Essential Utilities, Inc., a Pennsylvania corporation (the “Company”), the Lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) neither the undersigned nor any of its direct or indirect partners/members claiming the portfolio interest exemption (“Applicable Partners/Members”) is a bank within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its Applicable Partners/Members is a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its Applicable Partners/Members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its Applicable Partners/Members: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

[NAME OF PARTICIPANT]

By: ________________________________________

Name:
Title:

Date: ___________ __, 20[ ]

EXHIBIT F-4

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of December 14, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Essential Utilities, Inc., a Pennsylvania corporation (the “Company”), the Lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (c) neither the undersigned nor any of its direct or indirect partners/members claiming the portfolio interest exemption (“Applicable Partners/Members”) is a bank within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its Applicable Partners/Members is a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its Applicable Partners/Members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its Applicable Partners/Members: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent in writing and (ii) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

[NAME OF LENDER]

By: ________________________________________

Name:
Title:

Date: ___________ __, 20[ ]

EXHIBIT G

[FORM OF]
SOLVENCY CERTIFICATE

This Certificate (this “Certificate”) is being delivered pursuant to Section [4.01(e)] of the Credit Agreement dated as of December 14, 2022 (the “Credit Agreement”), among Essential Utilities, Inc., a Pennsylvania corporation (the “Company”), the Lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

The undersigned hereby certifies that [he][she] is the Chief Financial Officer of the Company and that [he][she] is knowledgeable of the financial and accounting matters of the Company and its Subsidiaries and that, as such, [he][she] is authorized to execute and deliver this Certificate on behalf of the Company.

The undersigned hereby further certifies, solely in [his][her] capacity as Chief Financial Officer of the Company and not in an individual capacity and without personal liability, that, on the date hereof, immediately after giving effect to the Transactions to occur on the Effective Date, including the making of the Loans to be made on the Effective Date and the application of the proceeds thereof:

1.The fair value of the assets of the Company and the Subsidiaries, on a consolidated basis, will exceed their debts and liabilities, subordinated, contingent or otherwise.

2.The present fair saleable value of the property of the Company and the Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liabilities on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured.

3.The Company and the Subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured.

4.The Company and the Subsidiaries, on a consolidated basis, will not have an unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and proposed to be conducted following the date hereof.

In computing the amount of the contingent liabilities of the Company and the Subsidiaries as of the date hereof, such liabilities have been computed at the amount that, in light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Certificate solely in his/her capacity as Chief Financial Officer of the Company (and not in an individual capacity and without personal liability) this [ ] day of [ ].

Name: TitleExecutive Vice President and
ESSENTIAL UTILITIES, INC., by _______________________________ Name: TitleExecutive Vice President and Chief Financial Officer

EXHIBIT H

[FORM OF]
SUSTAINABILITY CERTIFICATE

PNC Bank, National Association
as Administrative Agent 1000 Westlakes Drive, Suite 300
Berwyn, PA 19312
Attention: Domenic D’Ginto
Facsimile: (610) 725-5799
Email: domenic.dginto@pnc.com

 [Date]

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement dated as of December 14, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Essential Utilities, Inc., a Pennsylvania corporation (the “Company”), the Lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.  This Sustainability Certificate (this “Certificate”) is furnished pursuant to 2.21 [Sustainability Adjustments] of the Credit Agreement

THE UNDERSIGNED HEREBY CERTIFIES SOLELY IN [HIS/HER] CAPACITY AS [chief executive officer, chief operating officer, chief financial officer, CHIEF SUSTAINABILITY OFFICER, treasurer, assistant treasurer, controller or senior vice president of finance] OF THE BORROWER AND NOT IN AN INDIVIDUAL CAPACITY (AND WITHOUT PERSONAL LIABILITY) THAT:

1.I am the duly elected [chief executive officer, chief operating officer, chief financial officer, chief sustainability officer, treasurer, assistant treasurer, controller or senior vice president of finance] of the Borrower, and I am authorized to deliver this Certificate on behalf of the Borrower;

2.Attached as Annex A hereto are the calculations of KPI Metrics for the 20[__] Reference Year, and evidences the Borrower’s qualification for (x) a Sustainability Rate Adjustment equal to [+][-][___]% per annum and (y) a Sustainability Commitment Fee Adjustment, equal to  [+][-][___]% per annum.

3.[The Borrower’s Sustainability Report for the 20[__] Reference Year can be found at the following website: [____________________]][Attached as Annex B hereto is a true and complete copy of the Borrower’s Sustainability Report for the 20[__] Reference Year.]

4.[Attached as Annex [B][C] hereto is a true and complete review report of the Sustainability Metric Auditor confirming that the Sustainability Metric Auditor is not aware of any modifications that should be made to such computations in order for them to be presented in all material respects in conformity with the ESG Standards.]

The foregoing certifications are made and delivered this day of __________, 20[__].

Very truly yours,

ESSENTIAL UTILITIES, INC.,
as the Borrower

By:_______________________________________
Name:

Title: